[MILLING BENSON WOODWARD L.L.P. LETTERHEAD]






                                November 3, 2004



VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attention:  Filing Desk

         Re:      Avoca, Incorporated
                  (Commission File No. 0-9219)

Gentlemen:

         On behalf of Avoca, Incorporated (the "Registrant") and pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended (the "Act"), we are transmitting herewith, in definitive form, the Registrant's proxy statement (including related Schedule 14A Information, notice of special meeting, and form of proxy) for the Registrant's 2004 special meeting of shareholders. These proxy materials were first mailed to security holders on November 3, 2004.

         If you have any questions, please do not hesitate to call me at the number written above.

                                Very truly yours,

                                /s/Charles A. Snyder

                                Charles A. Snyder
CAS/kf327498
Enclosures

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   X
                        -----

Filed by a Party other than the Registrant
                                            -----

Check the appropriate box:

     Preliminary Proxy Statement
-----
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
-----
  X  Definitive Proxy Statement
-----
     Definitive Additional Materials
-----
     Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
-----

                               AVOCA, INCORPORATED
                               -------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X  No fee required.
-----
     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
-----

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

     Fee paid previously with preliminary materials.
-----
     Check box if any part of the fee is offset as provided by Exchange Act Rule -----0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                               AVOCA, INCORPORATED
                              228 St. Charles Ave.
                                    Suite 838
                          New Orleans, Louisiana 70130

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                November 29, 2004

TO THE STOCKHOLDERS OF AVOCA, INCORPORATED:

     A Special Meeting of Stockholders of Avoca, Incorporated ("AVOCA"), will be held in the 2nd Floor Board Room, Whitney National Bank, 228 St. Charles Avenue, New Orleans, Louisiana, on Monday, November 29, 2004, at 10:30 a.m., for the following purposes as more fully described in the accompanying proxy statement:

(1) To approve an amendment to AVOCA's Charter, as amended, to effect a reverse stock split and cash payment in lieu of issuance of resulting fractional shares. The reverse stock split and cash payment for fractional shares is proposed to terminate AVOCA's reporting obligations under the Securities Exchange Act of 1934, as amended.

(2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on October 27, 2004 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the meeting.


                                              By order of the Board of Directors


                                                          M. Cleland Powell, III
                                                             Secretary-Treasurer

New Orleans, Louisiana
November 3, 2004


YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any Stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                               AVOCA, INCORPORATED
                             228 St. Charles Avenue
                                    Suite 838
                          New Orleans, Louisiana 70130

                                 PROXY STATEMENT

                                  INTRODUCTION

         This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of Avoca, Incorporated, a Louisiana corporation ("AVOCA" or the "Company"), for use at the Special Meeting of Stockholders ("Special Meeting") to be held on Monday, November 29, 2004, at 10:30 a.m., in the 2nd Floor Board Room, Whitney National Bank, 228 St. Charles Avenue, New Orleans, Louisiana This proxy statement and the accompanying proxy are being mailed to stockholders on or about November 3, 2004. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of AVOCA may communicate with stockholders, brokerage houses and others by telephone or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by AVOCA.

         At the Special Meeting, holders of shares of common stock ("Stockholders") will be asked to consider and vote (i) to approve an amendment to AVOCA's Charter, as amended, to effect a reverse split of AVOCA's common stock (the "Common Stock") at a ratio of 100 to 1, and to provide for payment in cash, in lieu of the issuance of fractional shares, to those Stockholders holding, prior to the reverse stock split, fewer than 100 shares or who would otherwise be entitled to fractional shares as a result of the stock split (the reverse split and cash payments are referred to, collectively, as the "Split Transaction"), and (ii) to transact such other business as may properly come before the Special Meeting, as set forth in the preceding Notice of Special Meeting.

         Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a Stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of AVOCA at Avoca, Incorporated, 228 St. Charles Avenue, Suite 838, New Orleans, Louisiana 70130, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy.

         If no choice is specified in the proxy, the proxy will be voted "FOR" the approval of the amendments to AVOCA's Charter, as amended, to effect the Split Transaction.

                                VOTING SECURITIES

         Only Stockholders of record as of the close of business on October 27, 2004 (the "Record Date"), are entitled to vote at the meeting. At that time, 830,500 shares of the Company's Common Stock (being the Company's only class of authorized stock) were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the Special Meeting. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present for the transaction of business. Each share is entitled to one vote. Approval of the amendments and the related Split Transaction requires a vote of at least two-thirds (2/3) of the voting power present at the Special Meeting, either in person or by proxy. Abstentions will have the effect of a vote against the approval of the amendment, while broker non-votes will not affect the outcome. The proposed amendment does not require the affirmative vote of a majority of the outstanding shares of AVOCA Common Stock held by unaffiliated Stockholders. (For purposes of this proxy statement, "unaffiliated Stockholders" are all Stockholders other than (a) officers or directors of the Company, and their spouses and (b) entities that are Stockholders and whose officers or directors are officers or directors of the Company).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Split Transaction, passed upon the merits or fairness of the Split Transaction, or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.


         IMPORTANT: PLEASE RETURN YOUR PROXY PROMPTLY. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. WE WILL SEND DETAILED INSTRUCTIONS TO STOCKHOLDERS FOR SURRENDERING THEIR STOCK CERTIFICATES AS SOON AS PRACTICABLE AFTER THE AMENDMENTS BECOME EFFECTIVE.


                                    PROPOSAL

                   APPROVAL OF AMENDMENT TO AVOCA'S CHARTER TO
              EFFECT A REVERSE STOCK SPLIT OF AVOCA'S COMMON STOCK

Forward Looking Statements
--------------------------

         Forward looking statements are those statements that describe management's beliefs and expectations about the future. We have identified forward looking statements by using words such as "anticipate," "believe," "could," "estimate," "may," "expect" and "intend." Although we believe that these expectations are reasonable, our operations involve a number of risks and uncertainties, including those described in this proxy statement and other documents filed by us with the Securities and Exchange Commission (the "SEC"). Therefore, these types of statements may prove to be incorrect.

                               SUMMARY TERM SHEET

         THE FOLLOWING SUMMARY BRIEFLY DESCRIBES THE MATERIAL TERMS OF THE SPLIT TRANSACTION. THE PROXY STATEMENT CONTAINS A MORE DETAILED DESCRIPTION OF SUCH TERMS. WE ENCOURAGE YOU TO READ THIS ENTIRE PROXY STATEMENT AND THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE BEFORE VOTING.

         AS USED IN THIS PROXY STATEMENT, "AVOCA," "WE," "OUR," "OURS" AND "US" REFER TO AVOCA, INCORPORATED, A LOUISIANA CORPORATION, AND THE "SPLIT TRANSACTION" REFERS TO THE REVERSE STOCK SPLIT, TOGETHER WITH THE RELATED CASH PAYMENTS, IN LIEU OF THE ISSUANCE OF FRACTIONAL SHARES, TO STOCKHOLDERS HOLDING FEWER THAN 100 SHARES OF COMMON STOCK AT THE EFFECTIVE TIME OF THE REVERSE SPLIT AND TO STOCKHOLDERS WHO WOULD OTHERWISE BE ENTITLED TO FRACTIONAL SHARES AS A RESULT OF THE REVERSE SPLIT. NO FRACTIONAL SHARES WILL BE ISSUED IN CONNECTION WITH THE REVERSE SPLIT.

The Split Transaction

         If the Split Transaction is completed:

         o Stockholders will be entitled to receive one share of AVOCA Common Stock (each a "Post-Split Share") for every 100 shares of Common Stock held immediately prior to the time of the reverse split (each, a "Pre-Split Share");

         o Stockholders who would otherwise be entitled to fractional shares after giving effect to the reverse 100:1 stock split of our Common Stock will receive a payment of $28.00 per share (the "Purchase Price") for each Pre-Split Share held other than in 100 share lots (or multiples thereof);

         o We expect to pay no more than approximately $625,000.00 in the aggregate to purchase the fractional shares;

         o Stockholders with less than 100 Pre-Split Shares will have no further interest in AVOCA and will become entitled only to payment for their Pre-Split Shares; and

         o Stockholders owning more than 100 Pre-Split Shares, but in a number not divisible to a whole number when divided by 100, will remain Stockholders, but will have their resulting fractional shares redeemed. This redemption may or may not change their respective percentage ownership in AVOCA.

         See "SPECIAL FACTORS - Background, Purpose, Structure and Effect of the Split Transaction and Effect on Avoca Stockholders" beginning on page 19.

Effects of the Split Transaction

         The intended effect of the Split Transaction will be to reduce the costs associated with being a publicly traded company.

         o If the number of Stockholders of record is reduced to less than 300, which is expected, AVOCA will be able to terminate its reporting obligations under the Securities Exchange Act of 1934 (the "1934 Act").

         o The costs associated with these reports and other filing obligations as well as other costs relating to public company status comprise a significant overhead expense, amounting to an anticipated average for fiscal years 2004 through 2006 of over $50,000.00.

         o Though AVOCA will no longer be subject to the reporting obligations of the 1934 Act, including the heightened disclosure and independence requirements imposed by the Sarbanes-Oxley Act of 2002, the

              Company intends to continue providing Stockholders with annual audited financial statements, and such other reporting as the board of directors determines is necessary and appropriate to keep AVOCA Stockholders timely and accurately apprised of the income and status of their investment in the Company.

         The cost of administering and maintaining so many small Stockholder accounts is also significant.

         o In 2005, assuming that the Split Transaction does not occur, we expect that each Stockholder will cost us approximately $10.00 for transfer agent and other administrative fees, as well as printing and postage costs to mail proxy materials and the annual and periodic reports required to be distributed to Stockholders under the 1934 Act.

         o In light of the number of shareholders owning less than 100 shares and these disproportionate costs, as well as the passive nature of our operations, the board of directors concluded that, at this time, the costs associated with reducing the number of Stockholders of record below 300 was reasonable in view of the anticipated benefits of being privately held.

         o In addition to eliminating the substantial costs we are currently incurring to be a public company, the Split Transaction will also permit Stockholders holding a small amount of shares of our Common Stock to receive cash for their current shares without incurring brokerage fees.

         Each of our management-related Stockholders who own Pre-Split Shares holds more than 100 shares of Common Stock and will remain Stockholders of AVOCA following the Split Transaction.

         o Following the completion of the Split Transaction, each of our management-related Stockholders will own a slightly increased percentage of the outstanding Common Stock.

         o We do not anticipate any changes in AVOCA's board of directors or management following the Split Transaction.

         See "SPECIAL FACTORS - Background, Purpose, Structure and Effect of the Split Transaction - Purpose and Reasons for the Split Transaction" beginning on page 12; "Conversion of Shares in Split Transaction" beginning on page 21; and "Conduct of AVOCA's Business After the Split Transaction" beginning on page 23.

Recommendation of the Board of Directors

         The board of directors has unanimously determined that the Split Transaction is advisable and in the best interests of AVOCA and its Stockholders and recommends that you vote "FOR" the Split Transaction.

         See "SPECIAL FACTORS - Recommendation of the Board of Directors" beginning on page 10.

Fairness Opinion of Financial Advisor

         The board of directors retained Chaffe & Associates, Inc. ("Chaffe") as its financial advisor in connection with its evaluation of the Split Transaction. On August 10, 2004, Chaffe delivered its opinion to the AVOCA board of directors that, as of that date, and based upon and subject to the various limitations, qualifications and assumptions stated in the opinion, the Purchase Price to be paid by AVOCA to the holders of fractional shares in the Split Transaction is fair to the unaffiliated Stockholders from a financial point of view. (For purposes of this proxy statement, "unaffiliated Stockholders" are all Stockholders other than (a) officers or directors of the Company, and their spouses and (b) entities that are Stockholders and whose officers or directors are officers or directors of the Company).

         A copy of Chaffe's written opinion, which describes the assumptions made, matters considered and limitations on the review undertaken in connection with the fairness opinion, is attached to this proxy statement as Annex B.

         See "SPECIAL FACTORS - Background, Purpose, Structure and Effect of Split Transaction - Opinion of Independent Financial Advisor" beginning on page 24.

Vote Required

         In order to be approved, a vote in favor of the Split Transaction of at least two-thirds (2/3) of the voting power present is required.

         o The Split Transaction is not subject to and does not require the affirmative vote of a majority of the outstanding shares of our Common Stock held by our unaffiliated Stockholders.

         o Our "management-related Stockholders" being certain of AVOCA's directors and executive officers, their spouses and entities that are Stockholders and whose executive officers and directors are officers and directors of the Company, collectively own approximately 45% of our Common Stock outstanding.

         o Though we cannot provide assurance regarding the outcome of the vote, our "management-related Stockholders" have independently indicated to us orally that they intend to vote their shares, and those of the entities they represent, in favor of the Split Transaction, and we therefore believe that the requisite Stockholder approval will likely be obtained.

         See "SPECIAL FACTORS - Vote Required" beginning on page 30.

No Dissenter's or Appraisal Rights

         Under Louisiana law, our Stockholders are not entitled to dissenter's or appraisal rights with respect to the Split Transaction. However, there may exist other rights or actions under state law for Stockholders who are aggrieved by reverse stock splits generally.

         See "SPECIAL FACTORS - Appraisal Rights" beginning on page 31.

U.S. Federal Income Tax Consequences

         The receipt of cash in the Split Transaction by Stockholders may be a taxable transaction.

         See "SPECIAL FACTORS - Background, Purpose, Structure and Effect of Split Transaction - Material Federal Income Tax Consequences" beginning on page 24.

Sources of Funds for the Split Transaction

         We estimate that the total funds required to complete the Split Transaction, including consideration to be paid to the Stockholders entitled to receive cash and professional fees and expenses, will be no more than approximately $775,000.00. We expect that the total funds required will be paid from our investment accounts and, and as a result, will have little or no effect on our operations or dividend practices.

         See "SPECIAL FACTORS - Background, Purpose, Structure and Effect of the Split Transaction - Sources of Funds and Financial Effect of the Split Transaction" beginning on page 19.

Risks to Stockholders

         There are risks associated with the Split Transaction. The risks to the Stockholders whose shares will be completely cashed out as a result of the Split Transaction include, but are not necessarily limited to, the forfeiture of the opportunity to participate in any future growth in the value of their shares. The risks to the continuing Stockholders include, but are not necessarily limited to, the following:

         o The lack of liquidity for shares of our Common Stock following the Effective Date may adversely affect the value of the continuing Stockholders' shares.

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
         o AVOCA has no plans to sell the Company or otherwise enter into a transaction that would provide liquidity for the continuing Stockholders' shares, which could affect the value of their shares.

         o As a deregistered company, AVOCA will no longer be subject to the SEC's financial reporting requirements or the heightened disclosure and independence requirement imposed by the Sarbanes-Oxley Act of 2002.

         o As a deregistered company, AVOCA will no longer be subject to the liability provisions of the 1934 Act, and its officers will no longer be required to certify the accuracy of AVOCA's financial statements.

         o Stockholders will continue to be subject to the operational and other risks facing AVOCA, which risks, if realized, could result in a substantial reduction in the value of their shares of Common Stock.

         See "SPECIAL FACTORS - Risk Factors" beginning on page 9.

Surrender of Share Certificates; Payment for Fractional Shares

         If the Split Transaction occurs:

         o As soon as practical, but in no event sooner that ten (10) days nor later than thirty (30) days following the date of the Special Meeting, we will mail a letter of transmittal to each Stockholder of record.

         o The letter of transmittal will contain instructions for the surrender of each Stockholder's certificate or certificates to AVOCA's exchange agent in exchange for a new certificate and/or the aggregate Purchase Price.

         o The certificate exchange and cash payment of the aggregate Purchase Price will be made promptly to each Stockholder who has surrendered outstanding certificate(s), together with the letter of transmittal, to AVOCA's exchange agent.

         See "SPECIAL FACTORS - Exchange of Stock Certificates" beginning on page 31.

         If you have more questions about the Split Transaction or would like additional copies of this proxy statement, please contact our General Manager at AVOCA, Incorporated, 225 St. Charles Avenue, Suite 838, New Orleans, Louisiana 70130, Telephone: 504-552-4720.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
SPECIAL FACTORS                                                                9
     Introduction                                                              9
     Risk Factors                                                              9
     Recommendation of the Board of Directors                                 10
     Background, Purpose, Structure and Effect of the Split Transaction       11
          Background                                                          11
          Purpose and Reasons for the Split Transaction                       12
          Factors Considered by the Board of Directors                        14
          Source of Funds and Financial Effect of the Split Transaction       19
          Structure of the Split Transaction and Effect on AVOCA's
            Stockholders                                                      19
          Conversion of Shares in Split Transaction                           21
          Effect of Split Transaction on AVOCA                                22
          Effect of the Split Transaction on Management-Related
            Stockholders                                                      23
          Cash Payment in Lieu of Shares of Common Stock                      23
          Conduct of AVOCA's Business After the Split Transaction             23
          Material Federal Income Tax Consequences                            24
          Opinion of Independent Financial Advisor                            24
          Land and Mineral Appraisals                                         29
     Certain Effects of the Split Transaction                                 30
     Vote Required                                                            30
     Board of Directors' Reservation of Rights                                31
     Effective Date                                                           31
     Exchange of Stock Certificates                                           31
     Regulatory Approvals                                                     31
     Appraisal Rights                                                         31
     Information and Security Ownership of Management and
       Certain Beneficial Owners                                              32
SUMMARY FINANCIAL INFORMATION                                                 33
     Summary Historical and Pro Forma Financial Information                   33
AVAILABLE INFORMATION                                                         34
OTHER MATTERS                                                                 35

                                 SPECIAL FACTORS

Introduction
------------

         AVOCA'S board of directors has authorized, and recommends for your approval a Split Transaction that is comprised of:

        o a reverse stock split (the "Reverse Split") pursuant to which each share of Common Stock registered in the name of a Stockholder at the effective time of the Reverse Split will be converted into one hundredth (1/100) of a share of Common Stock; and

        o payment of $28.00 per share for each Pre-Split Share paid to Stockholders who would otherwise be entitled to receive fractional shares as a result of the Reverse Split.

         If approved by stockholders, the Split Transaction will become effective as soon as practical, but in no event sooner than ten (10) days nor later than thirty (30) days following the date of such approval, upon the filing of the necessary amendments to AVOCA's Charter, as amended, with the Secretary of State of the State of Louisiana (the "Effective Date"). The form of proposed amendments to AVOCA's Charter, as amended, necessary to effect the Split Transaction is attached to this proxy statement as Annex A.
                                                   --------

         Any holder of record of less than 100 Pre-Split Shares who desires to retain an equity interest in AVOCA after the Effective Date may do so by purchasing, prior to the Effective Date, a sufficient number of shares of Common Stock such that the Stockholder holds 100 or more Pre-Split Shares. Due to the limited trading market for AVOCA's stock, however, a Stockholder desiring to retain an equity interest in AVOCA may not be able to purchase enough shares to retain an equity interest in AVOCA. We intend for the Split Transaction to treat Stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as Stockholders whose shares are registered in their names, and nominees will be instructed to effect the Split Transaction for their beneficial holders. However, nominees may have different procedures and Stockholders holding shares in street name should contact their nominees.

Risk Factors
------------

         You should consider the following risks prior to casting your vote. Additional risks may also exist which have not been specifically identified here by the Company.

         Risks Associated with Remaining a Stockholder

         The Lack Of Liquidity For Shares Of Our Common Stock Following The Effective Date May Adversely Affect The Value Of Your Shares.

         Following the Split Transaction, we expect to have less than 300 Stockholders. As a result, we will be entitled and we intend to de-register our shares of Common Stock under the 1934 Act. Once we de-register our shares of Common Stock, our shares will no longer be traded on the Over-The-Counter Electronic Bulletin Board (the "OTC") and we will not file any more reports with the SEC. As a result, there will be no effective trading market for our shares and Stockholders desiring to sell their shares may have a difficult time finding a buyer for these shares. This lack of liquidity may adversely affect your ability to sell your shares and the price a buyer is willing to pay for the shares.

         We Do Not Have Any Plans To Sell AVOCA Or Otherwise Enter Into A Transaction That Would Provide Liquidity For Your Shares, Which Could Adversely Affect The Value Of Your Shares.

         We do not have any present intention or plans to sell AVOCA or enter into any other transaction that would provide Stockholders with a liquidity event for their shares, which may adversely affect the value of your shares.

         As a deregistered company, AVOCA will no longer be subject to the SEC's financial reporting requirements or the heightened disclosure and independence requirements imposed by the Sarbanes-Oxley Act of 2002. Nor will AVOCA be subject to the liability provisions of the 1934 Act and its officers will no longer be required to certify the accuracy of AVOCA's financial statements.

         Once the Company has deregistered under the 1934 Act, it will no longer be required to file periodic reports with the SEC and the information previously reported by the Company in those periodic reports will no longer be available to Stockholders in that form. Nor will AVOCA's officers be required to certify the accuracy of the financial statement pursuant to the provisions of the 1934 Act, or be subject to the 1934 Act's liability provisions.

         Rather, once AVOCA deregisters, it will only be subject to Louisiana law governing financial reporting. Louisiana law requires only that the Company furnish Stockholders annually, upon request, with a condensed balance sheet (unaudited) and a combined statement of income and earned surplus (unaudited) for the last preceding fiscal year ended more than four months before receipt of such request. It is the current intention of the Company to provide Stockholders with annual audited financial statements and such other periodic reporting in a form, and subject to the level of activity that may exist from time to time, as the board of directors believes will keep Stockholders timely and accurately apprised of the income and status of their investment. Any reporting to Stockholders in excess of that required by Louisiana law will be provided at the discretion of the board of directors.

         Stockholders Will Continue To Be Subject To The Operational And Other Risks Facing AVOCA, Which Risks, If Realized, Could Result In A Substantial Reduction In The Value Of Their Shares Of Common Stock.

         Following the Split Transaction, we will continue to face the same risks we have faced in the past. AVOCA's revenues are highly dependent on the results of oil and gas operations on Avoca Island by AVOCA's mineral lessees. Currently, there are only five (5) wells in production, and approximately 92% of AVOCA's net royalty income is derived from just three (3) of those wells. As the current wells are depleted by production, there is no assurance that the same or new mineral lessees will be interested in, or successful at, additional operations. The last two attempts at new wells in which Avoca would have participated, have been unsuccessful. There have also been production problems with the wells currently in production. While in the past those production problems have been able to be remedied, there is no assurance that will be true with respect to future production problems, if any. There is no intention by AVOCA to conduct mineral operations on its own or otherwise engage in an active trade or business. Upon cessation of production of the minerals underlying Avoca Island, AVOCA revenues would consist of rental income from surface operations and interest from its investment portfolio. These revenues are relatively small compared to the current mineral operation income and are not expected to increase significantly. If and when the mineral revenues decrease, the price of the shares of Common Stock may never reach $28.00 or more per share.

         Risks Associated with Not Being a Stockholder.

         Stockholders Who Are Cashed Out Will Forfeit The Opportunity To Participate In Any Future Growth In The Value Of Their Shares.

         Stockholders who are cashed out in the Split Transaction will no longer be stockholders in AVOCA (unless they subsequently acquire shares from other Stockholders following the Effective Date) and will no longer participate in any growth in the value of their shares that may occur in the future. It is possible that the value of our shares could exceed $28.00 per share in the future. Such growth would require significant additional mineral operations, coupled with the continuation of historically high prices for oil and gas.

Recommendation of the Board of Directors
----------------------------------------

         The board of directors has unanimously determined that the Split Transaction is in the best interest of AVOCA and our Stockholders, and is both substantively and procedurally fair to both our unaffiliated Stockholders who will be cashed out in the Split Transaction and our unaffiliated Stockholders who will retain their interest in AVOCA. Accordingly, the board of directors unanimously recommends a vote "FOR" the proposal to approve the Split Transaction described in this proxy statement. None of the officers or directors are employees of AVOCA.

Background, Purpose, Structure and Effect of the Split Transaction
------------------------------------------------------------------

         Background

         For as many as twenty (20) years, the board of directors has discussed the desirability of taking AVOCA private. The Company assets consist of approximately 16,000 acres of Avoca Island and government and other high grade investments. The Company does not engage in an active trade or business. The Company's acreage is subject to a long term lease for hunting and fishing and a limited amount of agricultural and other surface leases. Although the Company takes certain limited activities to promote the leasing and development of its mineral potential, the Company is largely dependent on reacting to approaches by potential mineral lessees. Thus, the Company's activities are (1) protecting its land from physical and legal encroachments, (2) collecting, accounting for and investing rents and royalties and making decisions as to dividend distributions, and (3) intermittent negotiations for mineral and surface leases and related contracts.

         There has never been an active trading market for AVOCA's stock. And for many years, an overwhelming percentage of AVOCA's Stockholders of record has together owned only slightly more than one (1%) percent of the Common Stock. As a result, the administrative costs of maintaining the Company as a publicly-traded company have long been considered to exceed its benefits to the Stockholders. But while the concept of going private was periodically discussed by the board of directors, the transactional costs that would be incurred were considered to be non-economical.

         Prior to June of 1994, the matter of taking AVOCA private was never an agenda item for the board of directors' meetings, nor would the minutes of any meeting reflect formal discussions of the concept. Rather, the desirability of going private was a matter of casual discussion among the officers and directors of the Company. In June of 1994, the Company's Corporate Counsel researched and reported to the board of directors on the various options and procedures for taking the Company private. At the June 27, 1994 board of directors meeting, the directors discussed the options, including a reverse stock split, a tender offer and an open market purchase. The primary motivation for going private was to save money. After lengthy discussions at that meeting, however, the issue was tabled.

         Over the years, the board of directors considered other possibilities as well, though again, discussions were informal, and not reflected in the minutes of meetings of the board of directors. In December of 2000, however, the Company's Treasurer reported to the board of directors on the possibility of converting from a corporation to a limited liability company, but the conversion was deemed unfeasible due to the tax consequences to AVOCA Stockholders.

         The issue of going private was raised by a Stockholder at the 2001 Annual Meeting of Stockholders. The President of the Company advised that the subject was one of continuing discussion and consideration. Corporate Counsel also discussed the expenses involved in a going private transaction. However, no formal action was taken at the meeting.

         With the enactment of the Sarbanes-Oxley Act of 2002, and the more recent promulgation of regulations pursuant thereto, the board of directors once again considered whether the costs of maintaining its publicly-traded status was justifiable. At first, the board did not fully appreciate the breadth and scope of the new regulations, but as the Company began to experience the increases in the associated legal and accounting expenses, the costs associated with remaining public began to outweigh the costs of going private, particularly in light of the passive nature of the AVOCA's business.

         In December of 2003, the President of AVOCA requested that the Company's attorneys gather information regarding the alternative methods, procedures and costs involved in deregistering with the SEC. At the December 18, 2003, board meeting, Charles Snyder of Milling Benson Woodward L.L.P, Corporate Counsel for AVOCA, discussed with the directors the various methods that could be employed in the deregistration process. A special meeting of the directors was held on January 22, 2004, at which time representatives of Chaffe & Associates, Inc. addressed the directors regarding the purposes of and procedures to be followed in preparing a fairness opinion. The board also discussed estimates of the costs involved in deregistering. At this meeting, the board of directors resolved to continue to pursue the possibility of deregistering, with a preference for a reverse stock split, and authorized the engagement of mineral and real estate appraisers, as well as the engagement of Chaffe to establish a range of prices to be paid in lieu of issuing fractional shares that would be fair to all Stockholders. The directors further decided to include mention of the possibility of going private in the next proxy statement for the Annual Meeting, and to discuss the matter in general terms at the upcoming annual meeting of shareholders.

         The possibility of effecting a reverse stock split was discussed at AVOCA's Annual Meeting on March 16, 2004. Reaction by the Stockholders attending the Annual Meeting was favorable, and a motion was passed in support of the board of directors proceeding with the process of further investigating deregistration. Discussions of deregistration continued at the June 17, 2004 board of directors meeting, at which time representative of Chaffe presented a preliminary report on their findings. The board of directors unanimously agreed to proceed with the reverse stock split at 100 to 1, and the board of directors instructed its counsel to prepare the necessary filings.

         The Company believes that the rules and regulations that it must follow as a public company, and the associated direct costs and indirect costs, add no protections or better understandings to the Company's relatively simple operations. As of July 21, 2004, approximately 460 of our 642 Stockholders of record of our Common Stock owned fewer than 100 shares. At that time, these Stockholders represented approximately 72% of the total number of Stockholders of record of such Common Stock. However, these 460 Shareholders collectively owned only 9,344, or 1.13% of the total number of outstanding shares of our Common Stock.

         We do not know the exact number of shares of our Common Stock owned beneficially (but not of record) by persons who own fewer than 100 shares of our Common Stock and who hold the shares in street name. However, based on information that we do have on non-objecting beneficial owners, and the number of sets of proxy materials that we are requested to provide to the brokers, dealers, etc., we estimate that there are approximately 140 such holders owning beneficially approximately 3,965 shares or 0.5% of the total number of outstanding shares of our Common Stock.

         Accordingly, we estimate that there are an aggregate of approximately 13,300 (9,344 + 3,965 = 13,309) shares of our Common Stock, representing 1.6% of our outstanding shares, held by Stockholders holding fewer than 100 shares.

         Additionally, we estimate an aggregate of approximately 3,460 shares of our Common Stock held by owners of record of more than 100 shares will become fractional share as a result of the Split Transaction, and that another 3,925 shares owned beneficially (but not of record) will become fractional. Therefore, the total number of shares to be purchased as a result of the Split Transaction will be approximately 20,700 (13,300 + 3,460 + 3,925 = 20,685) shares of our common shares or 2.5% of the total number of shares of our Common Stock outstanding.

         Purpose and Reasons for the Split Transaction

         In recent years, the board of directors believes the public marketplace has had less interest in public companies with a limited amount of shares available for trading ("float") in the public marketplace. The board of directors believes it is highly speculative whether our Common Stock would ever achieve significant trading volume in the public marketplace with an active and liquid market. The realization that our Common Stock might not in the foreseeable future achieve significant trading volume as a public company is one of the reasons that caused the board of directors to conclude that AVOCA is not benefiting from being a public company, and that it would be in the best interest of AVOCA and its Stockholders for AVOCA to be privately held. It is the belief of the board of directors that the lack of an active market has not been for lack of persons willing to buy, but from a lack of shareholders willing to sell. The board of directors further believes that the person interested in buying will continue to be interested even if AVOCA were a privately held company.

         Additionally, as a public company, AVOCA is required to prepare and file with the Securities and Exchange Commission, among other items, the following:

         o     Quarterly Reports on Form 10-QSB;
         o     Annual Reports on Form 10-KSB;
         o Proxy statements and annual Stockholder reports as required by Regulation 14A under the 1934 Act; and
         o     Current Reports on Form 8-K.

         The costs associated with these reports and other filing obligations as well as other costs relating to public company status comprise a significant overhead expense, anticipated to be in excess of $50,000.00 in each of the next three fiscal years.


                                                                          YEAR ENDED
                                                          ACTUAL               PROJECTED
                                                          2003         2004      2005        2006
                                                          ---------------------------------------
Compliance Cost Incurred
     Mailings And Copying                                 6,000        6,000     6,000       6,000
     Edgar Fees                                           1,250        1,250     1,250       1,250
     Additional Board Meetings                            2,500        5,000     5,000       5,000
     Internal Evaluation Of Internal
          Controls                                            0        3,000     5,000       4,000
     Auditing:
          Incremental Annual Audit Expense                    0          800     1,000       1,000
          SEC Forms 10-QSB And 10-KSB Review              5,000        5,500     5,700       5,900
          Internal Control                                1,644        3,000     3,500       3,000
          Sarbanes-Oxley Compliance                       1,862        2,000     2,000       1,000
     Legal:
          SEC Forms 10-QSB And 10-KSB Preparation        20,000       17,000    17,000      17,000
          Internal Control                                    0        2,000     3,000       2,000
          Sarbanes-Oxley Compliance                       7,500        5,000     5,000       3,000
          Audit Committee                                     0        5,000     3,000       2,000

                                                         45,756       55,550    57,450      51,150

         Such amount is significant to our total cost of administration and to the value of the information to our shareholders. The reporting and filing costs primarily include professional fees for our auditors and corporate counsel and internal compliance costs incurred in preparing and reviewing a filing. They do not include executive or administrative time involved in the process. Avoca's officers and directors, who are not employees of the Company, devoted approximately sixty (60%) percent of the time they spent on Avoca addressing issues related to being a public company. Two of Avoca's three employees, each of whom are part time employees, have spent approximately 60 hours a quarter dealing with reporting and compliance matters.

         These Securities and Exchange Commission registration-related costs have been increasing over the years, and we believe that they will continue to increase substantially, particularly as a result of the additional reporting and disclosure obligations imposed on public companies by the recently enacted Sarbanes-Oxley Act of 2002.

         In addition to the direct and indirect costs associated with the preparation of the filings under the 1934 Act and the recent additional reporting and disclosure obligations referenced above, the cost of administering and maintaining so many small Stockholder accounts is significant. The cost of administering each Stockholder's account is essentially the same regardless of the number of shares held in that account. Therefore, our costs to maintain such small accounts are disproportionately high when compared to the total number of shares involved. In 2005, assuming that the Split Transaction does not occur, we expect that each Stockholder will cost us approximately $10.00 for transfer agent and other administrative fees as well as printing and postage costs to mail proxy materials and the annual and periodic reports required to be distributed to Stockholders under the 1934 Act.

         We expect that we will reduce the total cost of administering Stockholder accounts by at least $6,000.00 per year if we complete the Split Transaction. In addition, we estimate that other costs associated with public filings, including legal and accounting fees directly attributable to the public filings, will save AVOCA approximately $50,000.00 per year if the Split Transaction is completed, for an aggregate annual savings to AVOCA of approximately $56,000.00 including the cost of administering Stockholder accounts.

         In light of the passive nature of our business activities and these disproportionate costs, the board of directors concluded that the costs associated with reducing the number of Stockholders of record below 300 was reasonable in view of the anticipated benefits of being privately held. Moreover, the Split Transaction will provide Stockholders with fewer than 100 Pre-Split Shares with an efficient way to cash out their investment in AVOCA because we will pay all transaction costs, other than brokerage fees or commissions incurred by such Stockholders, if any, in connection with the Split Transaction. Otherwise, Stockholders with small holdings would likely incur brokerage fees to sell their shares of

Common Stock that are disproportionately high relative to the market value of their shares, based on the $21.50 bid price as of August 10, 2004, the day prior to the announcement of the Split Transaction.

         The reasons for structuring the going private proposal as a Split Transaction as opposed to other formats considered by the board of directors, including a cash tender offer and purchases of shares of Common Stock on the open market, were based on an analysis of the costs of undertaking the transaction as well as the likelihood of success in accomplishing the going private objective. Though the board of directors believed that the cost of a cash tender offer would be very similar to that of the proposed Split Transaction, and that the cost of purchasing shares in the open market should be even lower, the board strongly believed that neither a cash tender offer nor purchases of shares of Common Stock on the open market would meet the going private objective because, in the first instance it was unlikely that holders of small numbers of shares would make the effort to tender their shares and, in the second instance, there is no active trading market for the Common Stock. A third-party buy-out was not considered a desirable alternative by the board of directors, as the Company is, and should remain, successful and profitable for the Stockholders, The proposed Split Transaction is a much less disruptive transaction for over 95% of our Stockholders, and provides a premium over market value at the time of the announcement to those Stockholders who are being cashed out in the Split Transaction. Based on board of directors' desire to accomplish the going private objective, the structure of the Split Transaction appeared to be the most cost-effective manner to meet such objective successfully.

         The reason that the going private proposal is being made at this time is because of the expected increased costs of public company status going forward. As is reflected in expert reports obtained by the board of directors, discussed more fully below, AVOCA has experienced an overall decline in production in existing wells from levels experienced in 2001, suggesting some level of depletion. The estimated life of AVOCA's mineral reserves has been calculated to be about four years. Post-depletion, AVOCA's income will be substantially diminished, as will its ability to cover the expenses of remaining a public company, As part of AVOCA's operational plans going forward, the board of directors believes that it is incumbent to reduce costs as much as possible. In this respect, the sooner the Split Transaction can be implemented, the sooner AVOCA will cease to incur the expenses and burdens of public company status and the sooner Stockholders who are to receive cash in the transaction will receive and be able to reinvest or otherwise make use of such cash payments.

         Factors Considered by the Board of Directors

         In the course of reaching its decision to recommend to the Stockholders the approval of the Split Transaction, the following material positive factors were considered by the board of directors:

         o the value being paid to the holders of less than 100 Pre-Split Shares and other Stockholders receiving cash payment in lieu of the issuance of fractional shares is higher than the market value of Common Stock based on the closing bid price of $21.50 per share on August 10, 2004, and the book value of $5.88 per share on June 30, 2004.

         o the opinion of the independent financial advisor that the consideration to be received by the unaffiliated Stockholders is fair to those Stockholders from a financial point of view;

         o with the buy back of shares being at fair value, the continuing Stockholders are not negatively impacted, financially;

         o anticipated reductions in operating expenses associated with administering a large number of Stockholder accounts holding small amounts of shares;

         o anticipated reductions in the expenses of compliance with the reporting requirements of U.S. securities laws;

         o the opportunity for Stockholders holding less than 100 Pre-Split Shares to liquidate their holdings, particularly given the relatively illiquid market for shares of AVOCA's Common Stock, at a price higher than the market value for such shares;

         o the ability of Stockholders wishing to remain Stockholders to purchase, subject to what has been limited availability, sufficient shares in advance of the meeting to cause them to own more than 100 Pre-Split Shares;

         o the respective increase in the interests held by the continuing Stockholders as a result of the buyout of the fractional shares;

         o the continuing Stockholders will continue to get timely and accurate periodic reporting on AVOCA's business and finances; and

         o due to the relatively small number of shares being cashed out, voting rights of the continuing Stockholders are not changed significantly;

         o the absence of a public trading market is not as significant as it would be with stocks that are more actively traded;

         o though the market for shares post-going private is unknown, comments received from Stockholders attending the last Annual Meeting during preliminary discussions of the Split Transaction give reason to believe that there should still be willing buyers; and

         o though the cash required to complete the Split Transaction is estimated to total approximately $625,000, the greater majority of that amount, being $475,000, is being used to reacquire outstanding shares of AVOCA, and therefore is not considered an expense of the transaction, but instead an alternative investment to the Company's cash and securities holdings. The true expense of the Split Transaction, estimated to be approximately $150,000, is expected to be offset within three years by savings in administrative, accounting and legal expenses related to remaining public.

         The board of directors also considered the following potential adverse factors of the Split Transaction:

         o following the completion of the Split Transaction, the Stockholders of less than 100 Pre-Split Shares prior to the Reverse Split will cease to participate in the future growth of AVOCA, if any, or benefit from increases, if any, in the value of AVOCA. This factor is somewhat mitigated by the fact that these Stockholders may purchase shares of our Common Stock prior to the Effective Date;

         o Stockholders holding Common Stock in other than 100-share multiples will be required to surrender all or a portion of their shares involuntarily at a price that has been determined by others, rather than at a time and price of their choosing

         o the payment for fractional shares may be a taxable transaction for Stockholders;

         o following the completion of the Split Transaction, Stockholders will no longer be legally entitled to all the financial information and other disclosures currently being reported by the Company in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and other federal laws and regulations;

         o the market for AVOCA's Common Stock will become less liquid since there no longer will be any established market to trade our Common Stock;

         o AVOCA loses its potential to raise capital through the sale of its publicly-traded securities in either a public or private offering in the future. As a practical matter, however, capital from the public market has not been, and is not expected to be, an action that AVOCA would wish to pursue.

         In arriving at its decision, the board of directors considered the results of all its analysis as a whole and did not attribute any particular weight to any particular analysis or factor it considered. The current higher price of oil and gas did not factor into the board's decision to proceed with the Split Transaction. Nor did the board consider other methods to reduce expenses, because those expenses are necessary to the oversight of the Company's assets.

         The board of directors considered several alternative transactions to accomplish the reduction in the number of Stockholders to fewer than 300 holders of record but ultimately determined the Split Transaction was the preferred method. Management conducted an analysis of the alternatives available to AVOCA. In making this analysis, management considered the following alternative strategies:

         (a) A cash tender offer - The board of directors believed a cash tender offer would cost the Company approximately the same amount as the Split Transaction, but would not result in shares being tendered by a sufficient number of record Stockholders so as to accomplish the going private objective and reducing recurring costs. It was thought unlikely that many holders of small numbers of shares would make the effort to tender their shares of Common Stock;

         (b) A purchase of shares in the open market - Though a purchase of shares in the open market should be less expensive to the Company than a reverse split, there is no active trading market for the Common Stock. Therefore, it would be highly unlikely that shares of Common Stock could be acquired by AVOCA from a sufficient number of holders to accomplish the board of directors' objectives.

         After careful consideration of several different proposed ratios for the Split Transaction, the board of directors decided to set the ratio for the Split Transaction at 100 to 1 in order to provide reasonable assurance that the remaining number of Stockholders following the Split Transaction would be below 300, taking into consideration changes in share holdings that may occur after the announcement of the Split Transaction and prior to the effective time. The board of directors determined that a less significant ratio would not provide such assurance and would likely result in AVOCA consummating the Split Transaction but not achieving its goal of going private. The board of directors believes that, based on its analysis of its Stockholder base as of June 30, 2004, and using the 100 to 1 ratio, the number of Stockholders of record would be reduced from approximately 640 to approximately 180.

         AVOCA's board of directors, none of whom are employees of the Company, retained an outside party, Chaffe & Associates, Inc. ("Chaffe"), to obtain a report and opinion relating to the fairness of the consideration to be paid to the unaffiliated Stockholders who will have fractional shares. Based on information provided by Chaffe in its report and opinion, the board of directors selected a proposed Purchase Price of $28.00 per share, to be paid to Stockholders in lieu of issuing fractional shares. The $28.00 Purchase Price is the mid-point of the $26.00 - $30.00 fairness range suggested by Chaffe, and was selected by the board in an attempt to deal fairly with both the Stockholders being cashed out and those that would remain.

         The Split Transaction is expected to result in the cash-out of approximately 20,700 shares of Common Stock at the Purchase Price of $28.00 per share, for an aggregate purchase price of not more than approximately $625,000.00. This price represents a premium, both to the current trading price and to the appraised value of the underlying assets. No independent committee of the board of directors has reviewed the fairness of the Split Transaction. No unaffiliated representative acting solely on behalf of the Stockholders for the purpose of negotiating the terms of the Split Transaction was retained by AVOCA or by a majority of AVOCA's independent directors. In spite of the absence of an unaffiliated representative acting solely on behalf of the Stockholders, AVOCA believes that the Split Transaction is substantively fair to all Stockholders, including our unaffiliated Stockholders, based on the unanimous approval of the board of directors, a majority of whom are independent directors, and for the reasons set forth in the remaining portion of this section.

         The following table lists the high and low sales prices for the Company's common stock as quoted on the OTC for the periods indicated.

                                                          High       Low
                                                         ------     ------
Fiscal Year Ending December 31, 2004
------------------------------------
      First Quarter                                      $22.50     $19.50
      Second Quarter                                      25.00      21.75
Fiscal Year Ended December 31, 2003
-----------------------------------
      First Quarter                                      $21.00     $18.50
      Second Quarter                                      20.00      17.60
      Third Quarter                                       21.00      18.80
      Fourth Quarter                                      20.00      19.51
Fiscal Year Ended December 31, 2002
-----------------------------------
      First Quarter                                      $24.50     $22.20
      Second Quarter                                      25.10      19.25
      Third Quarter                                       20.95      17.00
      Fourth Quarter                                      19.00      16.01

         The Purchase Price of $28.00 per share reflects a 30% premium over the bid price of $21.50 per share as reported for the Common Stock on the OTC on August 10, 2004. The board of directors considered the closing trading prices of the Common Stock, both recently and over the prior 12 months, and replacement alternatives for the proceeds from the Common Stock in determining that the Purchase Price was appropriate for the Split Transaction. The average closing trading price of the Common Stock from August 4, 2003 to August 5, 2004 was approximately $21.23 per share. The Purchase Price reflects in excess of a 30% premium over such average price. Since May 20, 2004, AVOCA's closing trading price has been at or below $23.50 per share. The fact that $25.00 per share is the highest closing trading price of the Common Stock since May 13, 2004 was considered important by the board of directors. In addition to the analysis concerning the closing trading price of the Common Stock, the board of directors also took into account the fact that the Purchase Price substantially exceeded AVOCA's net book value per share of $5.88 as of June 30, 2004.

         The board of directors adopted Chaffe's determination of the liquidation value of the Company, and considered AVOCA's liquidation value in comparison to the Purchase Price. The board of directors believes that the liquidation value after corporate taxes is below the value of AVOCA calculated at $28.00 per share.

         Finally, the board of directors considered AVOCA's going concern value, adopting the determination of going concern value established by Chaffe. Two key factors in using this valuation methodology are establishing a reasonably accurate forecast of earnings and identifying an appropriate discount rate to establish the present value of those future earnings. To establish a reasonably accurate forecast of earnings, the board of directors would need to review historical earnings, AVOCA's current financial condition, and any future earnings projections. To obtain this information, the board of directors had an appraisal made of the surface of its ownership in Avoca Island and in the minerals underlying the island. These appraisals are discussed more fully at page 29 below. The board considered and adopted the future earnings projections embedded in the mineral appraisal, which were based on the assumption that production levels would continue to diminish over the remaining estimated four year production life of AVOCA's existing wells, and that oil and gas prices would begin to drop from their current levels. When the value of the investment accounts of AVOCA was added to the appraised value of the surface and the minerals, the resulting value, on a per share basis, was less than $28.00.

         The board of directors has not received any firm offers during the past two years related to a merger or consolidation of AVOCA, the sale or other transfer of a substantial part of AVOCA's assets, or a purchase of AVOCA's Common Stock that would have enabled the holder to exercise control of AVOCA. Nor has AVOCA purchased any Stock during the past two years. Accordingly, these factors were not considered by the board of directors in determining fairness of the Split Transaction.

         Based on the foregoing analysis, and considering the range of fair prices recommended to the board by Chaffe, the board of directors determined that the Purchase Price of $28.00 per share would be appropriate for the Split Transaction.

         The board of directors believes that the Split Transaction is substantively fair to all Stockholders, including unaffiliated Stockholders. Present Stockholders (including those whose shares are expected to be cashed out) generally will have an opportunity both to evaluate all of the information contained herein and to compare the potential value of an investment in AVOCA with that of other available investments.

         The board of directors believes that the Split Transaction is procedurally fair to our Stockholders because the Reverse Split is being effected in accordance with all requirements under Louisiana law and hence, though the Split Transaction does not specifically require the approval of at least a majority of the unaffiliated Stockholders, approval of the proposal will require a vote of at least two-thirds (2/3) of the voting power present at the Special Meeting. Based on prior experience, the Board anticipates that between 80% and 85% of the Shares will be represented in person or by proxy at this Special Meeting. If 82.5% of the Shares are represented, approximately 60% of the unaffiliated Stockholders present must vote with the Management related Stockholders in favor of the proposal in order for it to pass. Over 89% of the outstanding stock would need to be present to allow the proposal to pass without a vote of a majority of the unaffiliated Stockholders. Based on prior experience, the Board considers such a turnout to be unlikely.

         In addition, between the date hereof and the Effective Date all Stockholders of AVOCA will have an opportunity to adjust the number of Pre-Split Shares owned by them so that holders who would otherwise be cashed out can continue to be Stockholders, and continuing holders can so divide or otherwise adjust their existing holdings as to become cashed-out Stockholders as to some or all of their Pre-Split Shares. Furthermore, Stockholders were given advance notice of the possibility of the Split Transaction at the Annual Meeting held on March 16, 2004.

         None of our management-related Stockholders are expected to adjust their holdings so as to become a cashed-out Stockholder. We believe that, in making their decision to determine the Purchase Price, and in determining the fairness of the Split Transaction to the unaffiliated Stockholders, our directors, none of whom are employees of the Company, and each of whom voted in favor of the Split Transaction, were conscious of the importance of the issues (including those that adversely affect continuing Stockholders as well as those that affect cashed-out Stockholders) and acted in accordance with their fiduciary duties to AVOCA and our Stockholders.

         Although Louisiana law does not provide for appraisal rights as a result of the proposed transaction, the Board nonetheless considers the proposed transaction procedurally fair to the affected unaffiliated stockholders. First, the Board believes that the price set is at least as much as would result from an exercise of appraisal rights. Secondly, the low dollar value of the holdings of the affected unaffiliated Stockholders, individually and in the aggregate, would not make appraisal rights an economically attractive remedy. Moreover, an affected non-affiliated Stockholder, who wishes to remain a shareholder may purchase sufficient shares before or after the proposed Transaction and remain a Stockholder. The Board also considered the Transaction procedurally fair because it allows a Stockholder with relatively few Shares, and a small dollar investment, to dispose of his Shares without a brokerage fee, which can be disproportionately large for a small number of shares.

         Though the Board engaged Chaffe & Associates to assess the fairness of the Split Transaction to the unaffiliated Stockholders from a financial point of view, no separate representative was engaged to assess the fairness from a procedural point of view. The Board, nonetheless, considers the Split Transaction to be procedurally fair to the unaffiliated Shareholders. The Board, none of whom are employees of the Company, examined and discussed the procedures to be followed in approving and implementing the Split Transaction, with the assistance of its Corporate Counsel, and found the procedures to be compliant with both the Company's charter and Louisiana law. The Board also considered that the Stockholders still have the opportunity, upon review of the information contained herein and otherwise available to them, to adjust the number of Pre-Split Shares owned to either avoid or take advantage of the cash-out feature of the Split Transaction. Given the relatively insignificant impact on the Stockholders' interests, as a whole, in the Company as a result of the Split Transaction, no further examination of the procedural fairness the reverse stock split was deemed necessary.

         No provision has been made to grant Stockholders of AVOCA access to its corporate files or to obtain counsel or appraisal services at the expense of AVOCA or any other party. Each member of the board of directors and each executive officer of AVOCA who owns or represents shares of Common Stock has advised AVOCA that he intends to vote his shares, or those he represents, in favor of the Split Transaction.

         Source of Funds and Financial Effect of the Split Transaction.

         The Split Transaction will use approximately $775,000 in cash to complete. This amount includes professional fees and other expenses related to the transaction and payments to be made in lieu of issuing fractional shares. Although this is a material amount to Avoca in the context of a single year, these payments are not expected to have any long term material adverse effect on Avoca's capitalization, liquidity, results of operations or cash flow. Because the actual number of Pre-Split Shares which will be purchased by AVOCA is unknown at this time, the total cash to be paid to holders by AVOCA is unknown, but is estimated to be not more than $625,000.00.

         The approximately $150,000.00 in transaction-related fees and expenses, excluding the payments to be made in lieu of issuing fractional shares, consists of the following:

         Description                                             Amount
         -----------                                             ------
         Appraisal Fees
                  Real Estate                                 $   5,000.00
                  Minerals                                    $  25,000.00
         Advisory Fees and Expenses                           $  25,000.00
         Legal Fees and Expenses                              $  70,000.00
         Accounting, printing, solicitation, mailing and
             Miscellaneous fees and expenses                  $  25,000.00
                                                              ------------

         Total                                                $ 150,000.00
                                                              ============

         AVOCA expects to be able to pay for the Split Transaction from internal sources without affecting the Company's dividend practice of paying out approximately 90% of current earnings.

         Structure of the Split Transaction and Effect on AVOCA's Stockholders.

         The Split Transaction includes the Reverse Split and the cash payment in lieu of fractional shares. If the Split Transaction is approved by Stockholders, the Reverse Split is expected to occur at 5:00 p.m. Central Standard Time on the Effective Date. Upon consummation of the Reverse Split, each Stockholder of record on the Effective Date will receive one share of Common Stock for each 100 Pre-Split Shares held by such Stockholder at that time. If a Stockholder of record holds 100 or more Pre-Split Shares, such Stockholder will be required to surrender his or her current certificate(s), to be replaced with a new certificate representing Post-Split Shares, and any fractional share resulting from the Reverse Split will be cashed out. Any Stockholder of record who holds fewer than 100 Pre-Split Shares at the time of the Reverse Split will receive only a cash payment instead of a fractional share. We intend for the Split Transaction to treat Stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as Stockholders whose shares are registered in their names, and nominees will be instructed to effect the Split Transaction for their beneficial holders. However, nominees may have different procedures and Stockholders holding shares in street name should contact their nominees.

         In general, the Split Transaction can be illustrated by the following examples:


     Hypothetical Scenario                                   Result

     A Stockholder holds a single record account with        Instead of receiving a fractional share of
     less than 100 shares. As of the Effective Date, a       Common Stock immediately after the Reverse Split,
     registered Stockholder holds 45 shares of Common        such Stockholder's shares will be converted into
     Stock in her record account. Such Stockholder holds     the right to receive cash in the amount of
     no other shares.                                        $1,260.00 (45 shares x $28.00).

                                                             Note: If such registered Stockholder wants to
                                                             continue her investment in AVOCA, prior to the
                                                             Effective Date, she can buy at least 55 more shares
                                                             (preferably in her record account so as to
                                                             make it more readily apparent that she holds
                                                             100 or more shares).  Such Stockholder would
                                                             have to act far enough in advance of the Split
                                                             Transaction so that the purchase is completed
                                                             and in her account by the close of business
                                                             (Central Standard Time) on the Effective Date.


     A Stockholder holds a single brokerage account          AVOCA intends for the Split Transaction to
     with less than 100 shares. As of the Effective Date,    treat Stockholders holding shares of Common Stock
     a Stockholder holds 45 shares of Common Stock in her    in street name through a nominee (such as a bank
     name in a brokerage account. Such Stockholder holds     or broker) in the same manner as Stockholders
     no other shares.                                        whose shares are registered in their names.
                                                             Nominees will be instructed to effect the
                                                             Split Transaction for their beneficial owners.
                                                             If this occurs, such Stockholder will
                                                             receive, through her broker, a check for
                                                             $1,260.00 (45 shares x $28.00). However,
                                                             nominees may have a different procedure and
                                                             Stockholders holding shares of Common Stock
                                                             in street name should contact their nominees.


     A Stockholder holds a single record account with        After the Split Transaction, such Stockholder
     more than 100 shares. As of the Effective Date, a       will hold 2 shares of Common Stock, and will be
     registered stockholder holds 225 shares of Common       entitled to receive $700.00 (25 shares x $28.00)
     Stock in his record account.                            in lieu of the issuance of any fractional shares.


     A Stockholder holds two separate record accounts        After the Split Transaction, such Stockholder
     with an aggregate of more than 100 shares. As of        will hold an aggregate of 2 shares of Common
     the Effective Date, a registered Stockholder holds      Stock, and will be entitled to receive $1,400.00
     125 shares of Common Stock in one record account        (50 shares x $28.00).
     and shares of Common Stock in another record account.


     A Stockholder holds a record account and a              If either AVOCA or such Stockholder can
     brokerage account with an aggregate of more than        establish to AVOCA's satisfaction that he in fact
     100 shares. As of the Effective Date, a Stockholder     holds greater than 100 shares, such Stockholder
     holds 45 shares of Common Stock in his record           will be issued one share of stock, and
     account and 75 shares of Common Stock in a              be entitled to receive $560.00 (20 shares x $28.00).
     brokerage account.                                      Otherwise, AVOCA will presume that all of the
                                                             shares are held by a holder of fewer than 100
                                                             shares and were, therefore, converted into the right
                                                             to receive two separate checks in the aggregate
                                                             amount of $3,360.00 (45 shares x $28.00 =

                                                       20

                                                             $1,260.00; 75 shares x $28.00 = $2,100.00). The
                                                             Stockholder would be able to rebut the presumption
                                                             that his shares were cashed out in the Split Transaction
                                                             by certifying in the letter of transmittal sent to him
                                                             after the Reverse Split that he holds greater than 100
                                                             shares and providing AVOCA such other information and
                                                             documentation as it may request to verify that fact.

     Conversion of Shares in Split Transaction

     On the Effective Date of the Split Transaction:

     o Stockholders holding fewer than 100 Pre-Split Shares, whether record shares (as defined below) or street shares (as defined below), will be entitled to receive cash equal to $28.00 per share, without interest, and such shares will be cancelled;

     o Stockholders holding immediately prior to the effective time 100 or more Pre-Split Shares (including any combination of record shares or street shares) in the aggregate shall be entitled to receive (a) a new certificate in exchange for his or her old certificates, and (b) cash consideration with respect to the fractional shares obtained as a result of the Reverse Split.

     As used above:

     o the term "record shares" means shares of AVOCA's Common Stock, other than street shares, and any record share shall be deemed to be held by the registered holder thereof as reflected on the books of AVOCA;

     o the term "street shares" means shares of AVOCA Common Stock held of record in street name, and any street share shall be deemed to be held by the beneficial owner thereof as reflected on the books of the nominee holder thereof; and

     o the term "holder" means: (a) any record holder who would be deemed, under Rule 12g5-1 under the 1934 Act as described below, to be a single "person" for purposes of determining the number of record stockholders of AVOCA, and (b) any other person or persons who would be deemed to be a "holder" under the above clause if the shares it holds beneficially in street name were held of record by such person or persons.

         AVOCA (along with any other person or entity to which it may delegate or assign any responsibility or task with respect thereto) shall have full discretion and exclusive authority (subject to its right and power to so delegate or assign such authority) to:

     o make such inquiries, whether of any Stockholder(s) or otherwise, as it may deem appropriate for purposes of effecting the Split Transaction; and

     o resolve and determine, in its sole discretion, all ambiguities, questions of fact and interpretive and other matters relating to such provisions, including, without limitation, any questions as to the number of Pre-Split Shares held by any Stockholder. All such determinations by AVOCA shall be final and binding on all parties, and no person or entity shall have any recourse against AVOCA or any other person or entity with respect thereto.

         For purposes of effecting the transaction, AVOCA may, in its sole discretion, but shall not have any obligation to do so:

     o presume that any shares of AVOCA Common Stock held in a discrete account (whether record or beneficial) are held by a person distinct from any other person, notwithstanding that the registered or beneficial holder of a separate discrete account has the same or a similar name as the holder of a separate discrete account; and

     o aggregate the shares held (whether of record or beneficially) by any person or persons that AVOCA determines to constitute a single holder for purposes of determining the number of shares held by such holder.

         Rule 12g5-1 under the 1934 Act provides that, for the purpose of determining whether an issuer is subject to the registration provisions of the 1934 Act, securities shall be deemed to be "held of record" by each person who is identified as the owner of such securities on the records of security holders maintained by or on behalf of the issuer, subject to the following:

     o In any case where the records of security holders have not been maintained in accordance with accepted practice, any additional person who would be identified as such an owner on such records if they had been maintained in accordance with accepted practice shall be included as a holder of record.

     o Securities identified as held of record by a corporation, a partnership, a trust (whether or not the trustees are named), or other organization shall be included as so held by one person.

     o Securities identified as held of record by one or more persons as trustees, executors, guardians, custodians or in other fiduciary capacities with respect to a single trust, estate or account shall be included as held of record by one person.

     o Securities held by two or more persons as co-owners shall be included as held by one person.

     o Securities registered in substantially similar names where the issuer has reason to believe because of the address or other indications that such names represent the same person, may be included as held of record by one person.


         Effect of Split Transaction on AVOCA

         Our Charter, as amended, currently authorizes the issuance of 830,500 shares of common stock. As of the Record Date, all 830,500 shares of Common Stock were outstanding. Based upon AVOCA's best estimates, if the Split Transaction had been consummated as of the Record Date, the number of holders of record of Common Stock would have been reduced from approximately 640 to approximately 180 or by approximately 460 Stockholders.

         Our Common Stock is currently registered under Section 12(g) of the 1934 Act and, as a result, we are subject to the periodic reporting and other requirements of the 1934 Act. As a result of the Split Transaction, we anticipate that we will have less than 300 holders of record of our publicly-traded Common Stock and the requirement that AVOCA maintain its registration under the 1934 Act will terminate and it will become a "private" company. As a result of AVOCA's deregistration, our shares of Common Stock will no longer trade on the OTC. In connection with the proposed Split Transaction, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with the SEC.

         AVOCA estimates that payments of cash in lieu of the issuance of fractional shares will not exceed approximately $625,000.00 in the aggregate.

         The par value of the Common Stock will remain at no par value per share, but the number of authorized shares will be reduced to 8,305 following consummation of the Reverse Split.

         Effect of the Split Transaction on Management-Related Stockholders

         Management-related Stockholders of AVOCA, consisting of certain of our executive officers and directors, and entities that are Stockholders and whose executive officers and directors are officers and directors of the Company, will participate in the Split Transaction to the same extent as nonaffiliates. The management-related Stockholders of AVOCA all currently own sufficient shares of Common Stock (over 100 each) so that they will all continue to be Stockholders after the Split Transaction. As with all other continuing Stockholders of AVOCA, the percentage ownership by the management-related Stockholders of the total outstanding shares after the Split Transaction will increase slightly because of the 2.5% decrease in common shares outstanding.

         The amounts set forth in the table entitled "Security Ownership of Certain Beneficial Owners and Management" illustrate the anticipated effect of the Split Transaction on the management-related Stockholders. The Split Transaction will not have a material effect on the management-related Stockholders. The net book value per share as of June 30, 2004 was $5.88 per share; if the Split Transaction had occurred as of that date, we estimate that the net book value would have been $603.03 per Post-Split Share (or $6.03 per Pre-Split Share, an increase of approximately 2.5%). The net income per share for the fiscal year ended December 31, 2003 was $3.18 per share; if the Split Transaction had been effected as of the same date, we estimate that the income per share would have been $326.43 per Post-Split Share (or $3.26 per Pre-Split Share, an increase in the net profit per Pre-Split Share of approximately 2.5%).

         Cash Payment in Lieu of Shares of Common Stock

         We will not issue any fractional shares in connection with the Split Transaction. Instead, if a Stockholder holds less than 100 Pre-Split Shares, or holds Pre-Split Shares in other than multiples of 100, we will pay $28.00 per Pre-Split Share in lieu of issuing fractional shares. We will not pay interest on cash sums due any such Stockholder pursuant to the Split Transaction or any brokerage commissions incurred by such Stockholder.

         Assuming the Split Transaction occurs, as soon as practical after the Effective Date, which will occur no sooner than ten (10) days but no later than thirty (30) days following the date of the Special Meeting, we will mail a letter of transmittal to each holder of record. The letter of transmittal will contain instructions for the surrender of the certificate or certificates to AVOCA's exchange agent in exchange for a new certificate and, if applicable, the aggregate Purchase Price. The certificate exchange and cash payment, if applicable, will be made promptly to each Stockholder who has surrendered outstanding certificate(s), together with the letter of transmittal, to AVOCA's exchange agent. The actual amount of time that may elapse until Stockholders receive their certificates and/or payments will vary depending upon several factors, including the amount of time it takes each Stockholder to surrender such Stockholder's certificate or certificates. See "Exchange of Stock Certificates" below. No appraisal rights are available under the Louisiana General Corporation Law, or AVOCA's Charter, as amended, to any Stockholders
who dissent from the proposed Split Transaction.  However,   there  may  exist
other  rights  or  actions  under  state  law  for Stockholders  who  are
aggrieved  by  reverse  stock  splits,   generally.  See "Appraisal Rights"
below.

         Conduct of AVOCA's Business After the Split Transaction

         We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this document, the Split Transaction is not anticipated to have any effect upon the conduct of our business. If the Split Transaction is consummated, all persons owning fewer than 100 Pre-Split Shares of Common Stock will no longer have any equity interest in and will not be Stockholders of AVOCA and, therefore, will not participate in our future potential for earnings and growth. Instead, each such owner of Common Stock will have the right to receive, upon surrender of their stock certificates, the Purchase Price per share in cash, without interest.

         In addition, management-related Stockholders now owning approximately 45% of the Common Stock are expected to own approximately 46% of the Common Stock after the Split Transaction. See "Security Ownership of Certain Beneficial Owners and Management."

         Other than as described in this proxy statement, neither AVOCA nor our management has any current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation; to sell or transfer any material amount of our assets; to change our board of directors or management; to change materially our indebtedness or capitalization; or otherwise to effect any material change in our corporate structure or business. Though AVOCA will no longer be subject to the SEC's financial reporting requirements or the heightened disclosure and independence requirements imposed by the Sarbanes-Oxley Act of 2002, the Company intends to continue providing Stockholders with annual audited financial statements, and such other reporting as the board of directors determines is necessary and appropriate to keep AVOCA Stockholders timely and accurately apprised of the income and status of their investment in the Company. However, any reporting to Stockholders in excess of that required by Louisiana law will be provided at the discretion of the board of directors.

         Material Federal Income Tax Consequences

         The following description of the material federal income tax consequences of the Split Transaction is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Split Transaction. THIS DISCUSSION DOES NOT DISCUSS THE TAX CONSEQUENCES WHICH MAY APPLY TO SPECIAL CLASSES OF TAXPAYERS (E.G., NON-RESIDENT ALIENS, BROKER/DEALERS OR INSURANCE COMPANIES). THE STATE AND LOCAL TAX CONSEQUENCES OF THE SPLIT TRANSACTION MAY VARY SIGNIFICANTLY AS TO EACH STOCKHOLDER, DEPENDING UPON THE JURISDICTION IN WHICH SUCH STOCKHOLDER RESIDES. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR CONSEQUENCES TO THEM.

         In general, the federal income tax consequences of the Split Transaction will vary among Stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their Pre-Split Shares of Common Stock. The Company believes that because the Split Transaction is not part of a plan to increase periodically a Stockholder's proportionate interest in the Company's assets or earnings and profits, the Split Transaction will likely have the following federal income tax effects: A Stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a Stockholder's basis in the reduced number of shares of Common Stock will equal the Stockholder's basis in its Pre-Split Shares of Common Stock. A Stockholder who receives cash in lieu of a fractional share as a result of the Split Transaction will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such Stockholder, depending on that Stockholder's particular facts and circumstances. Generally, a Stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the Stockholder's basis in the fractional share. In the aggregate, such a Stockholder's basis in the reduced number of shares of Common Stock will equal the Stockholder's basis in its Pre-Split Shares of Common Stock decreased by the basis allocated to the fractional share for which such Stockholder is entitled to receive cash, and the holding period of the post-Split Transaction shares received will include the holding period of the Pre-Split Shares exchanged.

         The Company will not recognize any gain or loss as a result of the Split Transaction.

         Opinion of Independent Financial Advisor

         Chaffe & Associates, Inc. ("Chaffe") was engaged by AVOCA's board of directors on May 14, 2004 to act as its financial advisor and to evaluate the fairness, from a financial point of view, of the $28.00 price per Pre-Split Share to be paid to unaffiliated Stockholders who would otherwise be entitled to fractional Post-Split Shares in the Split Transaction, which price was determined by the board of directors. Chaffe was originally recommended to the board of directors by Scott Tucker, AVOCA's Vice-President and director. Though other financial advisors were recommended to and discussed by the board of directors, Chaffe was selected based on its experience and reputation in business valuations, its independence from the Company and each of the directors, the fee quoted for the engagement, and the availability of Chaffe to produce a fairness opinion in the time period required by AVOCA. The terms of the engagement are described in more detail below. As part of its investment banking business, Chaffe is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, fairness opinions, private placements, minority stockholder representations and valuations for corporate estate and other purposes.

         On June 17,2004, Chaffe met with the board of directors and discussed in general terms the procedures and methodology that it was following in connection with its engagement. Chaffe stated that it was still in the process of analyzing AVOCA and the proposed transaction; however, on the basis of preliminary data, it provided an oral estimation of a range of value it was then contemplating as appropriate for AVOCA to pay to the holders of fractional shares of Common Stock in the Split Transaction. That range was $23.00 to $26.00 per Pre-Split Share. Chaffe cautioned that this range might change once it completed its analysis. No written materials were furnished to the board of directors at that time.

         On August 10, 2004, Chaffe delivered an oral report to the board of directors, advising it on a range of value for the consideration to be paid to the holders of fractional shares of Common Stock in the Split Transaction that would be fair from a financial point of view. Materials provided by Chaffe to the board of directors supporting that report are attached as an exhibit to the
Schedule 13E-3 (Amendment No. 1) filed with the SEC on September 28, 2004, and are available for inspection and copying at the principal executive offices of AVOCA. See AVAILABLE INFORMATION at page 34 below. Chaffe's range of value was increased to $26.00 to $30.00 per Pre-Split Share. Later that day, Chaffe delivered its written opinion , that as of that date, and based upon and subject to the various limitations, qualifications and assumptions stated in the opinion, the $28.00 Purchase Price to be paid by AVOCA to the holders of fractional shares of Common Stock in the Split Transaction is fair, from a financial point of view, to the unaffiliated Stockholders. The Chaffe opinion is sometimes referred to in this proxy statement as the "Split Opinion." No limitations were imposed by AVOCA's board of directors or management with respect to the investigations made or procedures followed by Chaffe in rendering its Split Opinion.

         AVOCA's Stockholders are urged to read the entire Split Opinion before executing their proxy. The written Split Opinion of Chaffe is directed to the board of directors, is limited only to the fairness of the consideration to be paid in the proposed Split Transaction from a financial point of view, and does not constitute a recommendation to any Stockholder as to how such Stockholder should vote at the Special Meeting.

         While Chaffe rendered its Split Opinion and provided certain financial analyses to AVOCA's board of directors, the Split Opinion was only one of the many factors taken into consideration by AVOCA's board of directors. The board of directors independently determined the amount of consideration to be paid in connection with the Split Transaction.

         In arriving at its Split Opinion, Chaffe:

         o Reviewed the draft proxy statement and associated documents related to the proposed Split Transaction;
         o Reviewed AVOCA's Forms 10-KSB for the years ended December 31, 1999 through 2003, and its Form 10-QSB for the quarter ended June 30,2004;
         o Reviewed certain financial and operating information provided to Chaffe by management relating to AVOCA's business;
         o Interviewed and discussed with AVOCA's senior management and board of directors the Company's past and current operations, financial condition and future prospects;
         o Reviewed certain real estate and mineral leases covering Avoca
           Island;
         o Reviewed certain independent appraisals of the land value and mineral value of Avoca Island, and interviewed the appraiser of the mineral interests of Avoca Island;
         o Reviewed AVOCA's current and historical publicly reported prices and trading volume of its common stock;
         o Compared certain financial information of AVOCA with similar publicly available financial data and stock market performance data of public companies that Chaffe deemed generally comparable to AVOCA; and
         o Performed such other analyses and examinations, and considered such other financial, economic and market criteria as Chaffe deemed appropriate to its opinion.

         In connection with the review, Chaffe relied upon and assumed the accuracy and completeness of all information that was publicly available or that was furnished to it by AVOCA or otherwise reviewed by Chaffe. Chaffe did not independently verify the accuracy or completeness of such information. Chaffe has not assumed any responsibility or liability for that information. Chaffe has not conducted any valuation or appraisal of any assets or liabilities, but relied on valuations and appraisals provided to it. In relying on financial information and appraisals provided to Chaffe, Chaffe assumed that these were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management and its appraisers as to AVOCA's expected future results of operations and financial condition of AVOCA for which such analyses or forecasts relate. Chaffe further relied upon the assurance of the Company's senior managers that they are not aware of any facts that would render such information inaccurate, incomplete or misleading.

         Chaffe expressed no view as to, and in its opinion does not address, the relative merits of the Split Transaction as compared to (i) any alternative business strategy that might exist for AVOCA, or (ii) the effect of any other strategy to accomplish a going private transaction. Although Chaffe evaluated the consideration to be paid in the Split Transaction from a financial point of view, it was not asked and did not recommend the specific consideration to the paid. The consideration was determined by the board of directors. Chaffe expressed no opinion on the tax consequences of the Split Transaction on AVOCA or its Shareholders. Further, Chaffe expressed no opinion regarding the prices or trading ranges at which AVOCA's stock might trade at any time.

         In preparing its opinion, Chaffe preformed a variety of financial and comparative analyses, including those described below. The summary set forth below does not completely describe the analyses or data considered by Chaffe. The preparation of a fairness opinion is a complex process not readily susceptible to partial analysis or summary description. Chaffe believes that the summary set forth below and its analyses must be considered as a whole and that selecting parts of the summary, without considering all of its analyses, could create an incomplete or misleading view of the processes underlying its analyses and the Split Opinion. Chaffe based its analyses on assumptions it deemed reasonable, including assumptions about general business and economic conditions and industry-specific factors.

         Review of AVOCA Financial Condition: Chaffe reviewed the financial condition of AVOCA over the past five years and noted, among other matters, that the Company has been consistently profitable, but that its revenues and earnings have fluctuated substantially during this period because of changes in natural gas production levels from AVOCA's mineral leases, variances in the price of natural gas and changes in interest rates affecting the company's investment portfolio. AVOCA's revenue is principally generated from natural gas royalties. The production is concentrated in one well, AVOCA 47-1, which was responsible for 67%, 36% and 54% of the Company's net royalty income for the years 2001, 2002 and 2003, respectively. Chaffe noted an overall decline in production in existing wells from levels experienced in 2001, suggesting some level of depletion. The estimated life of AVOCA's mineral reserves, as calculated by Collarini and Associates, is four years. During the past three years, there were three wells drilled on AVOCA's property, two of which were non-producing.

         Chaffe noted that, historically, AVOCA has paid a dividend to its shareholders once a year and that the Company typically pays a dividend of approximately ninety (90%) percent of net income. Chaffe noted also that AVOCA has substantial liquid assets, including approximately $4.3 million in cash, cash equivalents and marketable securities.

         The following paragraphs summarize the material quantitative analyses performed by Chaffe in arriving at the Split Opinion as delivered to the board of directors. The financial analyses summarized below include information presented in tabular format. In order to fully understand these financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below without considering the full narrative description of the financial analysis, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Chaffe's financial analyses.

         Chaffe performed a valuation analysis of the Company using the following methodologies: comparable company trading analysis, liquidation/break-up analysis, and stock trading analysis. Each of these analyses were used to generate a reference for the equity value of the Company.

         Stock Trading Analysis. Chaffe reviewed and analyzed the historical trading volumes and prices at which AVOCA's common stock had traded for the year prior to the date of Chaffe's presentation to AVOCA's board of directors (from August 7, 2003 through and August 6, 2004) and noted that the highest closing price was $25.00 per share on May 6 through 13, 2004, and the lowest closing price was $18.80 per share on September 2 through October 18, 2003. In addition, Chaffe noted that approximately 57% of the volume for AVOCA's common stock had closing prices between $21.20 and $22.08 per share over the same one-year period. Chaffe also noted that trading activity was limited and that the trading market was relatively illiquid, with an average volume of approximately 353 shares per day.

         Chaffe then analyzed the premiums paid in the Split Transaction relative to AVOCA's stock price on August 6, 2004, as well as the 52-week trading range and provided the following analysis:

                                                  Price        Purchase Price
                                                Per Share    Premium (Discount)
  Purchase Price                                  $28.00              0.00%
  Price at closing on August 6, 2004              $22.00             27.27%
  52-Week High                                    $25.00             12.00%
  52-Week Low                                     $18.80             48.94%

         The stock trading analysis is significant because it demonstrates that the price per share contemplated in the Split Transaction is at a premium to the historical prices of AVOCA's common stock. Although the premium to AVOCA's historical price per share does not imply fairness on its own, it does suggest fairness.

         Comparable Company Analysis. The comparable company analysis estimates the value of a share of stock based on a comparison of a select company's financial statistics with the financial statistics of other relevant comparable public companies. Using publicly available information, Chaffe reviewed and compared the market values and trading multiples of the Company and a peer group of twelve selected publicly traded oil and gas royalty trusts, including BP Prudhoe Bay Royalty Trusts, Cross Timbers Royalty Trust, Dominion Resources Black Warrior, Eastern American Natural Gas Trust, LL&E Royalty Trust, Mesa Royalty Trust, Permian Basin Royalty Trust, Sabine Royalty Trust, San Juan Basin Royalty Trust, Santa Fe Energy Trust, TEL Offshore Trust, and Torch Energy Royalty Trust. Chaffe referred to these twelve companies as the "Guideline Companies," most of which companies are significantly larger than the Company and have estimated reserve lives in excess of AVOCA's estimated reserve life.

         Because the Company has a shorter estimated reserve life than the Guideline Companies, Chaffe also performed the same analysis using "Selected Guideline Companies" with comparable reserve lives, including Santa Fe Energy Trust, TEL Offshore Trust and Torch Energy Royalty Trust. Chaffe noted the difference in pricing multiples between all of the Guideline Companies and the Selected Guideline Companies.

         Both of these analyses compared financial information for the Company as of June 30, 2004, and the median data for the Guideline Companies or the Selected Guideline Companies, respectively, as of the most recent period then available for each comparable company, either March 31, 2004 or June 30, 2004. The table below sets forth the comparative data.

                                                                        Guideline
                                                                        Companies       Selected Guideline
                                                   AVOCA                  Median         Companies Median
                                                  -------              ----------       ------------------
  Present Value (10 year life)(1) (000)           $ 6,751               $ 92,809             $ 37,172
  Book Value Royalty Interests (000)              $    -0-              $ 11,484             $  9,241
  Book Value Equity (000)                         $ 4,882               $ 11,853             $  9,303
  Estimated Reserve Life                                4                      9                    5
  Dividend Payout Ratio                             90%(2)                  100%                 100%
-----------------------------------------------
  (1) Proved Producing reserves only
  (2) Estimate, based on company policy.

         Chaffe noted that none of the comparable companies are identical to AVOCA. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences infinancial and operating characteristics of the Comparable Groups and other factors that could affect the public trading volume of the Comparable Groups, as well as that of AVOCA.

         Chaffe reviewed the appropriate market values as a percentage of, among other things, PV10 Net Worth and dividend yield of the Guideline Companies, the Selected Guideline Companies and the Company. All percentages were based on closing stock prices on August 6, 2004.

                                                            Guideline
                                                            Companies     Selected Guideline
                                         AVOCA               Median        Companies Median
                                        -------             ---------     ------------------
    Price to PV10 Net Worth             157.06%              208.71%            134.36%
    Dividend Yield                       12.95%                7.83%             12.86%

         Chaffe then applied the selected percentages implied by the Comparable Groups to the comparable data for the Company, and adjusted the analyses for the value of land, cash and marketable securities of AVOCA, as appropriate.

         The price to PV10 Net Worth percentage reflects the relationship between the public market share price of a company and the investor's consideration of that company's equity. Book values of royalty trust companies may vary widely among companies with similar assets depending on depreciation and depletion methods used. PV10 Net Worth adjusts the equity of a company to reflect the net present value of estimated future net cash flow from the proved reserves of a company's producing properties discounted using 10% as a standardized rate. The price to PV10 Net Worth percentage resulted in the following implied per share median equity value indications for the Company, as compared to the Purchase Price:

                                            Implied Equity Value
                                            Per Share for AVOCA
                                            --------------------
All Guidelines Companies                           $18.79
Selected Guidelines Companies                      $14.48
AVOCA Purchase Price                               $28.00

         These analyses demonstrate that the $28.00 Purchase Price to be paid to AVOCA Stockholders exceeds the values per share indicated by comparison to the Comparable Groups' PV10 Net Worth percentages.

         The value of an equity interest also reflects the claim on present and future earnings available to the holder of the security. This is generally true whether the earnings are paid out to the equity owners as dividends or distributions, or the earnings are reinvested by the company to generate additional profits. Since royalty trust companies pay out substantially all of their earnings each year, the dividend yield reflects this relationship between the public market share price of a company and the investor's consideration of the company's earnings. The dividend yield analyses resulted in the following implied per share median equity value indications for AVOCA, as compared to the Purchase Price:

                                            Implied Equity Value
                                            Per Share for AVOCA
                                            --------------------
All Guidelines Companies                             $40.99
Selected Guidelines Companies                        $29.04
AVOCA Purchase Price                                 $28.00

         Chaffe determined that the $28.00 Purchase Price to be paid to AVOCA Stockholders is substantially below the value indicated by All Guidelines Companies; however, because of the difference in estimated reserve life between the Guideline Companies and AVOCA, Chaffe believed that it was inappropriate to, and therefore did not, rely on that quantitative result. Chaffe determined that the value indicated by the Selected Guideline Companies is generally consistent with the $28.00 Purchase Price, given the Selected Companies' more diverse and larger asset bases.

         Breakup/Liquidation Analysis In addition to considering AVOCA as a going concern, Chaffe calculated the net value of the company's assets that may be available to shareholders upon a liquidation of the company, as a way to derive an implied equity value. Chaffe performed a breakup/liquidation analysis based on appraisals of the Company's land and minerals, and market value of liquid assets as of June 30, 2004. The analysis was based on an assessment of balance sheet assets, net of liabilities of the Company, and assumed certain transaction costs such as legal, brokerage fees or other miscellaneous winding up expenses. Chaffe also assumed that AVOCA would pay tax on the gain from sale of its assets at its approximate historical rate of 31%. This analysis resulted in the following implied per share equity value indication for the Company, as compared to the Purchase Price:

         Implied Equity Value
         Per Share for AVOCA                          AVOCA Purchase Price
         --------------------                         --------------------
                $12.14                                        $28.00

         This analysis demonstrates that a break up/liquidation value indication is less than the $28.00 Purchase Price to be paid to AVOCA Stockholders.

         The Split Opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on, and the information made available to Chaffe as of, the date of the Split Opinion. Subsequent developments may affect the written Split Opinion dated August 10, 2004, and Chaffe does not have an obligation to update, revise or reaffirm the Opinion.

         For providing advisory services, conducting its analyses and rendering its Split Opinion, AVOCA paid Chaffe professional fees in the amount of $20,000, and agreed to reimburse Chaffe for direct expenses related to its services. In addition, AVOCA has agreed to indemnify Chaffe and related persons against liabilities, including liabilities under federal and state securities laws, arising out of its engagement. Neither AVOCA nor any of its management-related Stockholders has any ongoing relationship with Chaffe.

         Land and Mineral Appraisals

         In an effort to determine the value of the Company, AVOCA's board of directors engaged the Robert W. Merrick Appraisal Division of Latter & Blum, Inc./Realtors ("Merrick") to perform an independent appraisal of the value of the surface rights to the land owned by AVOCA, and Collarini Associates ("Collarini") to perform an independent appraisal of the value of the Company's mineral interests. Each of these appraisers was selected by the board of directors from a pool of potential qualified appraisers, based on the appraiser's relative qualifications and availability.

         Appraisal of the Surface Rights. For the past thirty (30) years, Merrick (formerly Robert A. Merrick, Inc.) has provided real estate valuation and consultation services to government agencies, private and public corporations, major life insurance companies, law firms, and financial institutions. In selecting Merrick as the land appraiser, the board of directors considered Merrick's extensive Gulf South regional experience and reputation in the community.

         In preparing its appraisal, Merrick inspected AVOCA's property on Avoca Island by car and from an airboat, and researched comparable sales and market information. While Merrick considered the three customary approaches to value: cost, sales comparison and income capitalization, because the property is wooded and open marshland and low-lying pastureland with few permanent physical structure, the cost approach and income approach were deemed inapplicable. The sales comparison approach was considered by Merrick to be the most reliable appraisal methodology.

         Merrick considered the highest and best use of the wetlands portions of the property to be recreational use, including hunting, fishing and trapping, as well as mineral exploration and production. The highest and best use of the higher land would be cattle grazing and recreational uses, together with mineral exploration and production. Sufficient vacant land sales were available for Merrick to conduct its sales comparison, and after analyzing forty-seven (47) separate large acreage wetland sales, Merrick concluded that AVOCA's surface rights have an estimated market value of $2,664,000.00, or approximately $166.50 per acre. From that amount, Merrick deducted $175,000, being the unamortized cost of the Avoca Duck Club's Lodge, to arrive at a final market value of $2,485,000.00.

         A copy of the key portions of the Merrick's Appraisal is attached as an exhibit to the Schedule 13E-3 (Amendment No. 1) filed with the SEC on September 28, 2004. The full Merrick Appraisal, which includes additional detailed information on comparable land sales, photographs and maps of Avoca's property on Avoca, is available for inspection and copying at the principal executive offices of AVOCA during regular business hours. See AVAILABLE INFORMATION at page 34 below.

         Appraisal of the Mineral Interests. Collarini also has extensive experience in the Gulf South area, more particularly, with Louisiana, Texas and offshore oil and gas exploration, development, exploitation, and production. Its appraisal division has served many of the areas largest exploration companies, as well as smaller independents.

         AVOCA provided Collarini with historic information on revenues generated by the wells currently in production. Collarini examined the geoscience, engineering and financial data associated with the mineral interests underlying Avoca Island, and estimated the fair market value of AVOCA's mineral and royalty interest, as of May 1, 2004, to be $5,800,000. In reaching its conclusions, Collarini considered the value of the current production from AVOCA's five active wells, noting that revenue from the wells has been fairly consistent, with increasing prices compensating for decreasing production. Collarini noted, however, that oil and gas prices levels would be decreasing, and that this factor, together with decreasing production, justified a relatively conservative valuation of the mineral interests. Using Nymex futures prices, it projected future cash flows, then discounted the cash flows to determine their net present value.

         Collarini also considered the value associated with behind pipe zones in the current wells, a lease hold by McRae Exploration & Production, Inc., and future wells not yet drilled, but found each of these pieces of value to be worthless.

         A copy of Collarini's appraisal is attached as an exhibit to the
Schedule 13E-3 (Amendment No. 1) filed with the SEC on September 28, 2004, and is available for inspection and copying at the principal executive offices of AVOCA. See AVAILABLE INFORMATION at page 34 below.

         Neither AVOCA nor any of its management-related Stockholders has any material ongoing relations with Collarini. Though Merrick and its affiliates frequently perform services for Whitney National Bank, a management-related Stockholder, the appraiser has certified that, as per the guidelines set forth by U.S.P.A.P. and F.I.R.R.E.A., the appraisal was prepared in an unbiased manner. No specific instructions or limitations were placed upon Merrick or Collarini in requesting the respective appraisals.

Certain Effects of the Split Transaction
----------------------------------------

         The Split Transaction constitutes a "going private" transaction under the U.S. securities laws. Following the Split Transaction, we expect that our Common Stock will no longer be publicly traded or quoted on the OTC, that we will no longer be required to file periodic and other reports with the SEC, and that we will formally terminate our reporting obligations under the 1934 Act.

Vote Required
-------------

         Approval of the amendments and the related Split Transaction requires a vote in favor of the Split Transaction of at least two-thirds of the voting power present. The Split Transaction is not subject to and does not require the affirmative vote of a majority of the outstanding shares of our Common Stock held by our unaffiliated Stockholders. You are entitled to one vote per share of Common Stock held as of the Record Date. Abstentions will have the effect of a vote against the approval of the amendment, while broker non-votes will not affect the outcome. As of the Record Date, we had 830,500 shares of Common Stock issued and outstanding.

         Our "management-related Stockholders," consisting of certain executive officers and directors, and entities that are Stockholders and whose executive officers and directors are officers or directors of the Company, collectively own or represent approximately 45% of our common stock outstanding on the Record Date. Each of our management-related Stockholders either sits on the board of directors or is represented by one of our directors. Acting through these directors, our management-related Stockholders each indicated at the May 14, 2004 directors' meeting that they support the Split Transaction. This support was confirmed at each of the following directors' meetings. Since our "management-related Stockholders" have orally indicated to us that they intend to vote their shares, and the shares of the entities they represent, in favor of the Split Transaction, we believe that there is a likelihood the requisite Stockholder approval will be obtained. However, we cannot provide any assurance regarding the outcome of the vote.

Board of Directors' Reservation of Rights
-----------------------------------------

         The board of directors retains the right to abandon (and not implement) the Split Transaction (even after approval thereof) if it determines subsequently that the Split Transaction is not then in the best interests of AVOCA and its Stockholders. The board of directors also reserves the right to delay the Split Transaction if there is litigation pending regarding the Split Transaction. If the Split Transaction is not approved, or, if approved, is not implemented, the proposed deregistration of AVOCA's Common Stock will not be implemented.

Effective Date
--------------

         The effective date of the Split Transaction will occur when the Secretary of State of the State of Louisiana accepts for filing the amendments to the Charter of AVOCA, as amended. AVOCA will file the amendments with the Secretary of State as soon as practical after approval of the Split Transaction, but in no event sooner than ten (10) days nor later than thirty (30) days following the approval.


Exchange of Stock Certificates
------------------------------

         It is currently anticipated that American Stock Transfer and Trust Company will serve as exchange agent to receive stock certificates of AVOCA and to send cash payments to our Stockholders entitled to receive them. Promptly after the Effective Date, the exchange agent will mail to each holder of record a letter of transmittal (which shall contain a certification as to the number of shares held and such other matters as AVOCA may determine and shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the exchange agent) and instructions to effect the surrender of the certificates in exchange for a new certificate and a cash payment, if any, payable with respect to such certificates. Upon surrender of a certificate for cancellation to the exchange agent, together with such letter of transmittal, duly completed and executed and containing the certification of number of shares held, and such other customary documents as may be required pursuant to such instructions, the holder of such certificate will receive a new certificate and/or cash payment payable with respect to the shares formerly represented by such certificate and the certificate so surrendered shall be canceled. No interest will accrue on the cash consideration after the Effective Date. In the event of a transfer of ownership of shares which is not registered in the share transfer records of AVOCA, the cash payment, if any, payable in respect of such shares may be paid or issued to the transferee if the certificate representing such shares is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

         YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. LETTERS OF TRANSMITTAL WILL BE MAILED SOON AFTER THE SPLIT TRANSACTION IS COMPLETED.

Regulatory Approvals
--------------------

         AVOCA is not aware of any material governmental or regulatory approval required for completion of the transaction, other than compliance with the relevant federal and state securities laws and the corporate laws of Louisiana.

Appraisal Rights
----------------

         No appraisal rights are available under the Louisiana General Corporation Law to Stockholders who dissent from the Split Transaction. There may exist other rights or actions under state law for Stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, Stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions. For example, Stockholders could, if they deemed such to be applicable, take appropriate legal action against AVOCA and its board of directors, and claim that the transaction was unfair to the unaffiliated Stockholders, and/or that there was no justifiable or reasonable business purpose for the Split Transaction. Stockholders holding less than 100 Pre-Split Shares who want to remain stockholders of AVOCA may purchase a sufficient number of additional shares on the open market in order to hold more than 100 Pre-Split Shares prior to the Effective Date of the Split Transaction. Those Stockholders who do not desire to remain Stockholders of AVOCA may sell a sufficient number of shares such that they hold fewer than 100 Pre-Split Shares before the Effective Date of the Split Transaction in order to be cashed out in the Split Transaction. AVOCA is not aware of any other right or relief that may be available to Stockholders in law or in equity.

Information and Security Ownership of Management and Certain Beneficial Owners
------------------------------------------------------------------------------

         Robert C. Baird, Jr., age 54, is the President and a Director of the Company. Mr. Baird also serves as Executive Vice President of Whitney National Bank, President of Berwick Land Co., Inc. and President of Terre Aux Boeufs Land Co., Inc. Mr. Baird has been a Director of the Company since 1998.

         Bernard E. Boudreaux, Jr., age 67, is a Director of the Company. He is an attorney with the law firm of Breazeale, Sachse & Wilson, L.L.P. in Baton Rouge, Louisiana. Mr. Boudreaux previously served as Executive Counsel to the Governor of Louisiana, and as District Attorney for the 16th Judicial District of Louisiana. In addition to serving as Director of AVOCA, a position he has held since 2001, Mr. Boudreaux also serves as a director of Sterling Sugars, Inc.

         John P. (Jack) Laborde, age 55, is a Director of the Company. Mr. Laborde is President of Overboard Holdings, L.L.C., and President of All Aboard Development Corporation. He has served as Director of AVOCA since 2003.

         M. Cleland Powell, III, age 56, is Secretary-Treasurer and a Director of the Company. Mr. Powell also serves as Senior Vice President of Whitney National Bank, and Vice President-Treasurer of Terre Aux Boeufs Land Co., Inc. He has served on AVOCA's Board of Directors since 1986.

         J. Scott Tucker, age 56, is a Director and Vice President of the Company. Mr. Tucker also serves as President, Chief Executive Officer and a Director of Hellenic, Inc., a company specializing in real estate and oil and gas investment and construction. He has served as a Director of the Company since 1998.

         The following table provides information as of July 31, 2004 concerning each officer and director, and each Stockholder known by the Company to be the beneficial owner (as determined in accordance with applicable rules of the Securities and Exchange Commission) of more than 5% of its outstanding stock. The table also shows the anticipated ownership of such Stockholders after the consummation of the Split Transaction.

Name and Address          Shares Beneficially     Percent of        Pro Forma               Pro Forma
of Beneficial Owner(1)          Owned(2)            Class      Beneficial Ownership      Percent of Class
-----------------------------------------------------------------------------------------------------------
Robert C. Baird, Jr.             None               0.00%             None                    0.00%

Bernard E. Boudreaux, Jr.       400(3)              0.048%             4                      0.050%

John P. (Jack) Laborde           None               0.00%             None                    0.00%

M. Cleland Powell, III           None               0.00%             None                    0.00%

J. Scott Tucker                 200(4)              0.024%             2                      0.025%

Whitney National Bank
228 St. Charles Avenue
New Orleans, Louisiana 70130  268,000 (5)           32.27%            2680                    33.09%

                                       32

Hellenic, Inc.
800 David Drive
Morgan City, Louisiana 70380   72,875 (6)            8.77%             728                     8.99%
-----------------
(1) The address for each of the directors and executive officers of the Company is c/o Avoca, Incorporated, 225 St. Charles Avenue, Suite 838, New Orleans,
Louisiana 70130.
(2) Includes direct and indirect ownership and, unless otherwise indicated, also includes sole voting and investment power with respect to reported holdings.
(3) Mr. Boudreaux's 401(k) retirement plan is the record owner of these shares.
(4) Mr. Tucker's wife is the record owner of these shares. Mr. Tucker is also and officer and director of Hellenic, Inc., whose ownership interest in AVOCA is reported below.
(5) Robert C. Baird, Jr. and M. Cleland Powell III, directors of the Company, are senior officers of Whitney National Bank.
(6) J. Scott Tucker, a director of the Company, is President, Chief Executive
Officer and a director of Hellenic, Inc. He is also Chief Financial Officer, a director and shareholder of Capital Management Consultants, Inc., a related company that owns 3.73% of the Company's outstanding stock.

         To the Company's knowledge, none of the Company's directors or executive officers has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the Company's directors and executive officers is a citizen of the United States.

                          SUMMARY FINANCIAL INFORMATION

Summary Historical and Pro Forma Financial Information
------------------------------------------------------

         The following summary of historical and pro forma financial data was derived from AVOCA's audited financial statements as of and for the fiscal year ended December 31, 2003, and from AVOCA's unaudited interim financial statements as of and for the six months ended June 30, 2004, with the interim financial statements then being adjusted to give effect to the cash payments anticipated to be made in connection with the Split Transaction. This financial information is only a summary and should be read in conjunction with the financial statements of AVOCA, including the notes thereto, and other financial information contained in AVOCA's Annual Report on Form 10-KSB for the year 2003 and Quarterly Report on Form 10-QSB for the six months ended June 30, 2004, which information is incorporated by reference in this proxy statement. The complete financial statements, together with a copy of Management's Discussion and Analysis of Financial Conditions and Results of Operation for calendar year 2004 and for the six month period ending June 30, 2004, are attached hereto as Annex D.

         The pro forma financial statements give effect to the Split Transaction as if it had occurred on or before June 30, 2004, and are based on the assumption that an aggregate of approximately 20,700 shares will result in fractional shares and will be purchased by AVOCA for approximately $625,000, with $150,000 of costs incurred. This $150,000 of costs will reduce income for the year and is reflected on the pro forma income statement for June 30, 2004. The $625,000 for cash in lieu of fractional shares will not affect net income, but will be accounted for as a reduction in cash and a corresponding reduction in shareholders' equity as reflected in the pro forma balance sheet for June 30, 2004. The $150,000 of costs similarly reduces cash and shareholders' equity on the pro forma balance sheet for June 30, 2004, so that the total reduction in cash and shareholders' equity as a result of the Split Transaction is shown to equal $775,000. The pro forma information set forth below is not necessarily indicative of what AVOCA's actual financial position would have been had the Split Transaction been consummated as of the above-referenced date or of the financial position that may be reported by AVOCA in the future.

Condensed Statements of Operations Data
                                                         (Unaudited)     Proforma       (Unaudited)
                                         Year ended      Six months       reverse        Proforma
                                         December 31    ended June 30      stock         June 30
                                            2003            2004           split           2004
                                         ----------      ----------     ----------      ----------
Gross Revenue                            $4,417,946      $2,631,646                     $2,631,646
   Less severance taxes                     140,749          96,814                         96,814
                                         ----------      ----------                     ----------
Gross profit                              4,277,197       2,534,832                     $2,534,832
                                         ==========      ==========                     ==========

Net income                               $2,643,454      $1,604,513     $(150,000)      $1,455,513
                                         ==========      ==========     ==========      ==========


Condensed Balance Sheet Data

                                                                          Proforma       (Unaudited)
                                                         (Unaudited)       reverse        Proforma
                                         December 31    ended June 30      stock          June 30
                                            2003            2004           split            2004
                                         ----------      ----------     ----------      ----------
Assets
Current assets                           $3,718,937      $3,245,819     $(775,000)      $2,470,819
Other assets                              1,950,532       1,702,984                      1,702,984
                                         ----------      ----------                     ----------

Total assets                             $5,669,469      $4,948,803                     $4,173,803
                                         ==========      ==========                     ==========

Liabilities and
   shareholders' equity
Current liabilities                      $2,376,995      $   52,681                     $   52,681
Other liabilities                            14,941          14,076                         14,076
Shareholders' equity:                     3,277,533       4,882,046     $(775,000)       4,107,046
                                         ----------      ----------                     ----------

Total liabilities and
   shareholder's equity                  $5,669,469      $4,948,803                     $4,173,803
                                         ==========      ==========                     ==========

Book Value per Share                          $3.95           $5.88                          $5.07

         A representative of LeGlue & Company, CPAs, which has acted as the Company's independent auditors since July 2002, is expected to be present at the Special Meeting of Stockholders and to be available to respond to appropriate questions. He will have an opportunity to make a statement if he wishes to do so.

                              AVAILABLE INFORMATION

         We have filed a Rule 13e-3 Split Transaction Statement on Schedule 13E-3 under the 1934 Act with respect to the Split Transaction. The Schedule 13E-3 contains additional information about AVOCA. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of AVOCA during regular business hours by any interested Stockholder of AVOCA, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request the Secretary of AVOCA at Avoca, Incorporated, 228 St. Charles Avenue, Suite 838, New Orleans, Louisiana 70130, telephone: 504-552-4720.

         We are currently subject to the information requirements of the 1934 Act and in accordance therewith we file periodic reports, proxy statements and other information with the SEC relating to our business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. This information may also be accessed on the World Wide Web through the SEC's Internet address at "http://www.sec.gov."

         The following documents, which we have filed with the Securities and Exchange Commission, are incorporated herein by reference:

         (a) AVOCA's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

         (b) AVOCA's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2004.

         We will amend this proxy statement and our Schedule 13E-3 to include or incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this document to the extent required to fulfill our disclosure obligations under the 1934 Act. Any statement contained in this proxy statement, or in a document incorporated by reference, shall be deemed to be modified or superseded to the extent that a statement contained in this proxy statement or in any other subsequently filed document incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

         You can obtain any of the documents incorporated by reference in this proxy statement from AVOCA or from the Securities and Exchange Commission through its web site at the address provided above. Documents incorporated by reference are available from AVOCA without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this proxy statement, by written request directed to the Secretary of AVOCA at AVOCA, Incorporated, 228 St. Charles Avenue, Suite 838, New Orleans, Louisiana 70130.

                                  OTHER MATTERS

         Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                              By order of the Board of Directors

                                                          M. Cleland Powell, III
                                                             Secretary-Treasurer

                                     ANNEX A
                                     -------

        PROPOSED FORM OF CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED
                      CHARTER TO EFFECT REVERSE STOCK SPLIT

                            CERTIFICATE OF AMENDMENT
                                       TO
                          AMENDED AND RESTATED CHARTER
                                       OF
                              AVOCA, INCORPORATED.

AVOCA, INCORPORATED, a Louisiana corporation (the "Corporation"), does hereby certify that:

FIRST: The name of the Corporation is AVOCA, INCORPORATED. The original Charter filed with the Secretary of State of the State of Louisiana on October 31, 1931, under the name AVOCA, INCORPORATED, was amended pursuant to that certain Amendment to Charted filed on September 22, 1981, and was further amended by that Amendment to Charter filed on March 17, 1987. This Certificate of Amendment amends the provisions of the Corporation's Charter, as amended to date.

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 31 of the General Corporation Law of the State of Louisiana and shall become effective at 5:00 p.m., central standard time, on December 10, 2004.

THIRD: The first paragraph of Article IV of the Charter is hereby amended by deleting such paragraph in its entirety and replacing it with the following:

         Without regard to any other provision contained herein, each one (1) share of Common Stock (as defined below), either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one one-hundredth (1/100th) of a fully-paid and nonassessable share of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any holder of Common Stock, and that instead of issuing such fractional shares, the Corporation shall make a cash payment equal to $28.00 cash, without interest, per share of Common Stock held by each holder who would otherwise receive fractional shares.

         The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 8,305 shares, consisting of 8,305 shares of Common Stock, no par value.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to
be signed by its officer thereunto duly authorized this    day of Novermber,
2004.
                                                                     , President
                                                ---------------------

                                     ANNEX B
                                     -------

                     FAIRNESS OPINION FOR SPLIT TRANSACTION

                                 August 10, 2004

Board of Directors
Avoca, Incorporated
228 St. Charles Avenue
New Orleans, LA  70130

Gentlemen:

We understand that Avoca, Incorporated (AVOCA or the "Company") has proposed to its stockholders a 100 to 1 reverse stock split transaction (the "Split Transaction"), which will result in AVOCA becoming a privately held company. The Company proposes to pay its stockholders who would otherwise be entitled to fractional shares after giving effect to the Split Transaction $28.00 per Pre-Split share of common stock (the "Purchase Price") for each Pre-Split share held other than in 100 share lots (or multiples thereof).

You have asked our opinion as to whether as of the date hereof, the Purchase Price is fair, from a financial point of view, to the Unaffiliated Stockholders. "Unaffiliated Stockholders" is defined as all stockholders other than (a) officers or directors of the Company and their spouses, and (b) entities that are stockholders and whose officers and directors are officers or directors of AVOCA.

Chaffe & Associates, Inc. ("Chaffe"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, fairness opinions, minority stockholder representations, and valuations for estate, corporate, and various other purposes. Neither Chaffe nor any of its principal officers or shareholders have an ownership interest in the Company. Compensation for our services, including the preparation and delivery of these opinions, is not dependent or contingent upon the completion of a transaction and is not related to or based upon the nature of the findings made herein. The Company has agreed to indemnify us for certain liabilities that may arise out of rendering this opinion.

In connection with rendering this opinion, Chaffe, among other things: (i) reviewed the draft proxy statement and associated documents related to the Split Transaction; (ii) reviewed the audited financial statements of the Company and its SEC Forms 10-KSB for the five years ended December 31, 2003, and a draft of the SEC Form 10-QSB for the quarter ended June 30, 2004, along with certain financial and operating information related to AVOCA's business provided by management; (iii) reviewed certain contracts including surface and mineral leases; (iv) reviewed and discussed the past and current operations, financial condition and prospects of the Company with members of the Company's senior management and board of directors; (v) reviewed and discussed the strategic rationale for the Split Transaction with members of the Company's senior management and board of directors; (vi) reviewed the publicly reported prices and trading activity for the Company common stock; (vii) compared the financial performance of the Company and the prices and trading activity of the Company's common stock with similar publicly available information for certain comparable publicly-traded companies and their securities; (viii) reviewed an independent appraisal of the land value of Avoca Island as prepared by the Robert W. Merrick Appraisal Division of Latter and Blum; (ix) reviewed an independent appraisal of the mineral value of Avoca Island as prepared by Collarini Associates and also conducted interviews with Mr. Dennis Jordan, P.E., President of Collarini Associates; and (x) performed such other analyses and examinations, and considered such other financial, economic and market criteria as Chaffe deemed appropriate to this opinion.

In our review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information and all other information publicly available or furnished to us by AVOCA or otherwise reviewed by us for purposes of our opinion. Chaffe has not been asked to perform and has not undertaken an independent verification of any such information, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the value of the Company's assets or liabilities (contingent or otherwise), but relied on valuations and appraisals provided to us. With respect to the Company's projected financial results, Chaffe has assumed, with your consent, that they are reasonably prepared on bases reflecting AVOCA's senior management's best currently available estimates of future financial performance. We have further relied upon the assurances of the Company's senior management that they are not aware of any facts that would make the above information inaccurate, incomplete or misleading. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated as of the date hereof.

In connection with the preparation of our opinion, we have not considered the relative merits of the Split Transaction as compared to (i) any alternative business strategy that might exist for the Company or (ii) the effect of the Split Transaction with respect to tax consequences that may arise as a result. Although we evaluated the consideration to be paid to Unaffiliated Stockholders from a financial point of view, we were not asked, and did not recommend, the specific consideration payable in the Split Transaction. We have assumed that the Split Transaction will be consummated on substantially the same terms as set forth in the proxy statement. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion. Further, we express no opinion as to the prices or trading ranges at which the Company common stock will trade at any time.

Our opinion is addressed to the board of directors of the Company. It does not constitute a recommendation to any stockholder as to how such stockholder should vote at a meeting called to consider and vote upon the Split Transaction; and it should not be relied upon as a recommendation as to how such stockholder should vote his or her shares. This opinion is directed only to the fairness, from a financial point of view, of the Purchase Price to be paid to the Unaffiliated Stockholders. Our opinion may not be reproduced, summarized, described or referred to or given to any other person without our prior consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of Company's common stock in connection with the Split Transaction, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form reasonably acceptable to us.

Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion as of the date hereof, that the Purchase Price of $28.00 per Pre-Split share of AVOCA common stock is fair, from a financial point of view, to the Unaffiliated Stockholders.


Very truly yours,


CHAFFE & ASSOCIATES, INC.

                                     ANNEX C

                                      PROXY
                               AVOCA, INCORPORATED

                    Proxy Solicited by the Board Of Directors
             Special Meeting of the Stockholders - November 29, 2004


         The undersigned hereby nominates, constitutes and appoints Robert C. Baird, Jr,. and M. Cleland Powell, III, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of AVOCA, INCORPORATED, which the undersigned is entitled to represent and vote at the 2004 Special Meeting of Stockholders of the Company to be held in the 2nd Floor Board Room, Whitney National Bank, 228 St. Charles Avenue, New Orleans, Louisiana on November 29, 2004, at 10:30 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

                  THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1.

1. To approve amendments to AVOCA's Charter, as amended, to effect a 100-for-1 reverse stock split and cash payment of fractional shares, as described in AVOCA's proxy statement dated November 3, 2004.

|_| FOR                  |_| AGAINST                |_| ABSTAIN


2. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof, provided Avoca's management had no knowledge of such matters a reasonable time before the date of the proxy solicitation.

        IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE
       STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED
      "FOR" PROPOSAL NUMBER 1 SET FORTH ON THE REVERSE SIDE OF THIS PROXY.


                                              ----------------------------------
                                                   (Signature of Stockholder

                                              ----------------------------------
                                                           (Date)

                                              Please sign your name exactly as
                                              it appears hereon. Executors,
                                              administrators, guardians,
                                              officers of corporations and
                                              others signing in a fiduciary
                                              capacity should state their full
                                              titles as such.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND
      RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

                                     ANNEX D
                              FINANCIAL STATEMENTS

Report of
Independent Auditor's


To the Board of Directors and
Stockholders of Avoca, Incorporated


         We have audited the balance sheet of Avoca, Incorporated (a Louisiana corporation) as of December 31, 2003, and the related statements of income, retained earnings, and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avoca, Incorporated as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

                                              Respectfully submitted,


                                              /s/ LeGlue & Company
                                              (A Professional Corporation)

New Orleans, Louisiana
January 16, 2004

BALANCE SHEET
                                                                   December 31
                                                                       2003
--------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
      Cash and cash equivalents                                    $   889,190
      Short-term investments                                         2,472,187
      Accounts receivable                                              328,892
      Accrued interest receivable                                       11,674
      Prepaid expenses                                                  14,058
      Recoverable income taxes                                           2,936
                                                                   -----------
           TOTAL CURRENT ASSETS                                      3,718,937

PROPERTY AND EQUIPMENT
      Less accumulated depreciation and depletion                       76,579

OTHER ASSETS
      Long-term investments                                          1,873,952
      Avoca Drainage Bonds, $415,000, in default B
           at nominal amount                                                 1
                                                                   -----------

                                                                    $5,669,469
                                                                   ===========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable and accrued expenses                        $    10,070
      Dividends payable                                              2,366,925
                                                                   -----------
           TOTAL CURRENT LIABILITIES                                 2,376,995

DEFERRED INCOME TAXES                                                   14,941

SHAREHOLDERS' EQUITY
      Common stock, no par value -- authorized, issued and
           outstanding 830,500 shares                                   94,483
      Retained earnings                                              3,183,050
                                                                   -----------
                          TOTAL SHAREHOLDERS' EQUITY                 3,277,533
                                                                   -----------

                                                                    $5,669,469
                                                                    ==========
See accompanying notes.

STATEMENTS OF INCOME

                                                       Year ended December 31
                                                        2003            2002
                                                   -----------------------------
Revenue:
      Royalties                                     $4,221,935      $2,085,522
         Less severance taxes                         (140,749)        (74,260)
                                                    -----------     -----------
                                                     4,081,186       2,011,262

      Lease bonuses and delay rentals                   40,617         540,038
      Interest income                                   68,069          98,711
      Rental income                                     24,526          46,725
      Other                                             12,799          14,225
                                                    -----------     -----------
                                                     4,227,197       2,710,961
Expenses:
      Attorney fees and expenses                       108,758          60,336
      Auditing fees                                     18,162          18,230
      Bookkeeping and clerical services                 11,500           9,750
      Management fees                                   69,600          71,350
      Directors' fees                                   12,500          15,000
      Geological and engineering fees and expenses      18,478          20,349
      Insurance                                         49,641          41,850
      Office and miscellaneous expenses                 70,443          33,897
      Surface management expenses                       24,854          11,892
      Taxes, other than income taxes                    23,165          22,748
                                                    -----------      ----------
                                                       407,101         305,402

         INCOME BEFORE INCOME TAXES                  3,820,096       2,405,559

Income taxes                                         1,176,642         775,104
                                                    -----------     -----------

                             NET INCOME             $2,643,454      $1,630,455
                                                    ===========     ===========
Earnings per share (basic and diluted)              $     3.18      $     1.96
                                                    ===========     ===========

Dividends declared per share                        $     2.85      $     1.75
                                                    ===========     ===========


See accompanying notes.

STATEMENTS OF RETAINED EARNINGS

                                                       Year ended December 31
                                                       2003              2002
                                                     ---------------------------
Retained Earnings:

      Balance at beginning of year                   $2,906,521      $2,729,441

      Net income for the year                         2,643,454       1,630,455
                                                    -----------     -----------
                                                      5,549,975       4,359,896

      Cash dividends:
         2003 - $2.85 per share                       2,366,925               -
         2002 - $1.75 per share                               -       1,453,375
                                                    -----------     -----------

                   BALANCE AT END OF YEAR            $3,183,050      $2,906,521
                                                    ===========     ===========

See accompanying notes.

STATEMENTS OF CASH FLOWS
                                                                                      Year ended December 31
                                                                                    2003                  2002
                                                                              -------------------------------------
OPERATING ACTIVITIES
    Net income                                                                $   2,643,454          $   1,630,455
    Adjustments to reconcile net income to net
       cash provided by (used in) operating activities:
        Depreciation expense                                                          9,140                  5,734
        Deferred taxes                                                               (1,731)                 5,305
        Change in operating assets and liabilities:
           Accounts receivable                                                     (194,929)               117,212
           Accrued interest receivable                                               20,527                 15,223
           Prepaid expenses                                                          (1,465)                (2,812)
           Accounts payable and accrued expenses                                     (9,926)                 7,996
           Income taxes                                                                (683)                (7,923)
                                                                              --------------         --------------
                                             NET CASH PROVIDED BY
                                             OPERATING ACTIVITIES                 2,464,387              1,771,190
INVESTING ACTIVITIES
    Purchase of investments                                                      (4,595,760)            (5,046,680)
    Maturity of investments                                                       3,291,626              5,708,325
    Purchase of equipment                                                                --                (26,889)
                                                                              -------------          --------------

                                   NET CASH PROVIDED BY (USED IN)
                                             INVESTING ACTIVITIES                (1,304,134)               634,746

FINANCING ACTIVITIES
    Dividends paid                                                               (1,453,375)            (2,325,400)
                                                                              --------------         --------------
                                                 NET CASH USED IN
                                             FINANCING ACTIVITIES                (1,453,375)            (2,325,400)
                                                                              --------------         --------------

                                      INCREASE (DECREASE) IN CASH
                                             AND CASH EQUIVALENTS                  (293,122)                80,536

Cash and cash equivalents at beginning of year                                    1,182,312              1,101,776
                                                                              -------------          -------------

                                        CASH AND CASH EQUIVALENTS
                                                   AT END OF YEAR             $     889,190          $   1,182,312
                                                                              =============          =============

See accompanying notes.

NOTES TO FINANCIAL STATEMENTS
December 31, 2003

NOTE A-Significant Accounting Policies

General: Avoca, Incorporated (the Company) owns and leases land, located in St. Mary Parish, Louisiana, to unaffiliated parties for oil and gas exploration. In addition to interest income and the leasing of hunting rights, income in the accompanying financial statements is primarily derived from lease bonuses, delay rentals, lease option payments and royalties received from oil and gas production related to these leases. Estimates of proved reserves related to the leases are not available.

Cash Equivalents: Cash equivalents consist of investments with a maturity of three months or less from date of purchase.

Investments: Short-term investments consist of United States Government agency securities and corporate bonds with original maturities of greater than three months but with maturity dates within one year from the balance sheet date.

         Long-term investments consist of United States Government agency securities and corporate bonds with maturities in 2005 and 2006.

         Management determines the appropriate classification of debt securities at the time of purchase. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost including accrued interest. At December 31, 2003, all short-term investments and long-term investments were classified as held-to-maturity. The fair value of the investments approximated the carrying value at December 31, 2003.

         The Company maintains cash and investment balances at a financial institution that exceed the federally insured amounts.

Property and Equipment: Land is carried at cost less amounts received for the sale of rights-of-way and similar servitudes. Land improvements and building are carried at cost and depreciated over their estimated useful life of 30 years. Equipment is carried at cost and depreciated over estimated useful lives of three to five years.

Income Taxes: The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes." Income taxes include deferred taxes resulting primarily from temporary differences due to differences in bases amounts and depreciation periods of property and equipment for financial reporting purposes and income tax purposes, including writing off the cost of assets under IRC Section 179 in the year acquired..

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair Value of Financial Instruments: The fair value of the Company's financial assets and liabilities approximates book value at December 31, 2003.

NOTES TO FINANCIAL
STATEMENTS (Continued)

NOTE B-Income Taxes

The components of income tax expense for the years ended December 31 are as follows:


                                                                  2003                   2002
---------------------------------------------------------------------------------------------
Current:
         Federal                                              $ 1,031,315            $676,130
         State                                                    147,038              93,669
                                                              -----------         -----------
                                        TOTAL CURRENT           1,178,353             769,799
                                                              -----------         -----------

Deferred:
         Federal                                                   (1,497)              4,642
         State                                                       (214)                663
                                                              -----------         -----------
                                       TOTAL DEFERRED              (1,711)              5,305
                                                              -----------         -----------

                                                               $1,176,642            $775,104
                                                              ===========         ===========

The deferred income tax liability of $14,941 relates to a difference between the accounting and income tax basis and depreciation periods of property and equipment.

The Company paid income taxes of 1,179,000 and $771,000 in 2003 and 2002, respectively.

NOTE B-Income Taxes (continued)

The reconciliations between the federal statutory income tax rate and the Company's effective income tax rate, for the years ended December 31 are as follows:

                                                                       2003                      2002
                                                               Amount        Rate        Amount        Rate
------------------------------------------------------------------------------------------------------------
Tax expense based on federal statutory rate                   1,298,833     34.0%      $817,890       34.0%
Statutory percentage depletion                                 (215,319)    (5.6)      (106,362)      (4.4)
State income taxes (net of federal income tax deduction)        147,038      4.0         96,051        4.0
Other                                                           (53,910)    (1.6)       (32,475)      (1.6)
                                                           -------------   ------      ---------      -----

                                         INCOME TAXES        $1,176,642     30.8%      $775,104       32.0%
                                                           =============   ======      =========      =====

NOTES TO FINANCIAL
STATEMENTS (Continued)

NOTE C-Major Customers

The net royalties received from one independent oil and gas exploration company accounted for 99% and 98% of total net royalties recorded for 2003 and 2002, respectively. Lease bonus and delay rental revenue in 2003 and 2002 was the result of leases with one and two companies, respectively.

NOTE D-Oil and Gas Quantities Produced (unaudited)

The following table reflects the Company's share of the oil and gas volumes produced from leases held under production during each of the last two years:

                                                   Production
                                     ----------------------------------------
                                      Oil                Gas            NGL
                                     (BBLs)             (MCFs)         (GALs)
                                     ----------------------------------------
                  2003               14,696            611,023        238,804
                  2002               18,279            511,363         15,534

NOTE E-Related Party Transactions

The following table summarizes transactions with the Whitney National Bank, a major shareholder of the Company, for the last two years:

                            Office         Investment          Edgar (SEC)
                             Rent          Management         Transmission
                             Paid          Fees Paid           Fees Paid

                  2003      $6,148          $19,954             $1,200
                  2002      $4,422           $2,284               $900

Investment fees increased in 2003 as a result of transferring the Company's investments from the Safekeeping Department to the Trust Department as an internal control procedure.

NOTE F-Commitments

The Company has a lease with the Avoca Duck Club (the Club), an unrelated entity, to allow the members of the Club use of the Company's land for the purpose of hunting wild game and birds, and for noncommercial fishing. The term of the lease commenced June 1, 1994 for a period of ten years with the Club having two ten-year options to extend the lease. In 2003, the Club exercised the first ten-year option to extend the lease to June 1, 2014. Under the terms of the lease, the Club constructed a new building including a separate apartment for the exclusive use of the Company's caretaker. This building replaced the building destroyed by fire in December 1992. During 1994, under the terms of the lease, the Company contributed $50,000, which represents the approximate cost to construct the apartment.

If the Company elects to exercise its unrestricted, unconditional and absolutely discretionary right to terminate the lease before the end of its term, the Company must reimburse the Club for its undepreciated cost of the building (excluding the Company's cash contribution), based on straight-line depreciation over 30 years. Under the lease, the Club's undepreciated cost of the building will be reduced over time to an ultimate reimbursable amount not less than $80,000.

   Management's Discussion and Analysis of Financial Condition and Results of
   --------------------------------------------------------------------------
                                   Operations
                                   ----------
                                 as Reported in
                                 --------------
                   AVOCA's 2003 Annual Report to Shareholders
                   ------------------------------------------

Liquidity and Capital Resources
-------------------------------

     The Company's continued liquidity is evidenced by the fact that 79% of its assets, as measured by book value, are cash and cash equivalents and U.S. Government agency securities. Current liabilities at year end were $2,376,995, including a $2,366,925 dividend declared in December 2003 but not paid until January 2004. The Company's business is largely passive and consequently all capital requirements for exploration, development and production of the Company's mineral resources are funded by its lessees. Current financial resources and anticipated net income are expected to be adequate to meet cash requirements in the year ahead.

2003 as Compared to 2002
------------------------

     Avoca Incorporated is a passive company that owns lands in Louisiana under which hydrocarbons are located. The hydrocarbons are developed in accordance with the custom of the trade in the oil and gas industry in Louisiana, which development is conducted with risks and uncertainties usually associated with the production and marketing of hydrocarbons.

     Total revenue for 2003 increased by $1,516,236 or approximately 56% because of a substantial $2,069,924 increase in royalty income net of severance taxes, which more than offset the $499,421 decrease in revenue from lease bonuses & delay rentals and decreases in other income categories.

     Royalty income, net of severance taxes, rose from $2,011,262 to $4,081,186 or approximately 103%. This was the result of an 81% increase in the average sales price of natural gas combined with increases in natural gas production from three of the five principal wells in which the company has a royalty interest. Revenue from condensate, which contributed 10% of net royalty income for 2003, was relatively unchanged from the prior year. A 26% increase in the average sales price of condensate offset decreases in condensate production

     The Meridian Resource & Exploration Company's Avoca No. 47-1 well (in which the Company has a net revenue interest of approximately 12.93%) was responsible for $2,221,581 in net royalty income in 2003, an increase of 208% from $720,137 in 2002. In addition to the substantial increase in average natural gas prices, production from this well also increased as a result its return to sustained production in December 2002 after being recompleted in the higher Operc C sand. The well experienced intermittent production difficulties and was off production approximately five months during 2002. Also contributing to the increase in royalty income from this well was $198,943 received as a result of the Company compromising with the State of Louisiana by signing a revenue sharing agreement with respect to the right to receive royalties attributable to a sixteen acre tract included in the No. 47-1 well's unit. The issue involved was whether the tract may have been subject to some erosion along the bank line. As a result of the compromise, the Company's net revenue interest in the unit increased from 12.41% to 12.93% and royalties from the disputed acreage, which were being held since inception of the well's production, were released to the Company.

     The Meridian C.M. Thibodaux No. 1 & No. 3 wells (in which the Company has a net revenue interest of approximately 2.71%) were responsible for $1,239,893 in net royalty income in 2003, an increase from $738,008 in 2002. This was a result of higher total production from both wells combined with higher average natural gas prices. Although the production increase from the C.M. Thibodaux No. 3 well was minimal production from the C.M. Thibodaux No. 1 well increased approximately 47%. The No. 1 well, which was off production from mid December 2002, returned to production in July 2003 after being successfully recompleted in the higher Operc 3 sand.

     The Meridian State Lease No. 16049 well (in which the Company has a net revenue interest of approximately 2.71%) went on production in February 2002. This well was responsible for $576,004 in net royalty income in 2003, an increase from $507,447 in 2002. The significant increase in the sales price of natural gas compensated for the well's decline in production, down 21% from 2002.

     The financial contribution of the Delta Operating Corporation (formerly Alliance Operating Company) Avoca No. 1 well continues to decline. In 2003, the Avoca No. 1 well (in which the Company has a net revenue interest of approximately 19%) was responsible for only $39,875 or approximately 1% of the Company's net royalty income, down from 2% in 2002 and 3% in 2001.

     All five of the Company's principal producing wells are located in the Ramos Field across Bayou Chene just north of the eastern end of Avoca Island. Production from the four Meridian wells was responsible for 99% and 98% of the Company's royalty income for 2003 and 2002 respectively.

     Income from lease bonuses and delay rentals decreased from $540,038 in 2002 to $40,617 in 2003 or approximately 92%. Two oil gas and mineral leases, which generated $540,038 in lease bonuses and delay rental income in 2002, lapsed due to non-payment of delay rentals. During 2003 the Company granted one new lease that generated $40,617 in lease bonus income. The lease with McRae Exploration & Production, Inc. covers 135.39 acres, which was Avoca's participation in the Burlington Resources Oil & Gas Company's Conrad Industries No. 1 well unit located in the Wyandotte Field opposite the northern part of Avoca Island. The well produced for four months in 2000 before it was plugged and abandoned. McRae has advised the Company that it has plans to redrill this well.

     Interest income on investments declined $30,642 or approximately 31% due to lower interest rates.

     Rental income decreased $22,199 or approximately 48% primarily as a result of the early termination and rental refund in the second quarter of 2003 on a mooring lease originally executed in the second quarter of 2002.

     Overall expenses for 2003 were $101,699 or approximately 33% higher in 2003 than in 2002. The $48,422 increase in attorney fees and expenses was primarily attributable to new disclosure and certification requirements imposed on public companies by Congress and the Securities and Exchange Commission and fees associated with litigation to evict a former lessee from a small parcel of land located on the northeast part of the island. The defendant and members of his family have asserted ownership claims to this small parcel. Insurance expense increased $7,791 or approximately 19% due to changes in the Company's insurance coverage and an increase in premium costs. Office and miscellaneous expenses increased $36,546 due to new investment management fees, the timing of certain miscellaneous expenses and increases in office expenses and depreciation. Surface management expenses increased by $12,292 due to additional surface maintenance costs. These increases were partially offset by reductions in audit fees and management fees and a reduction in the need for geological and engineering services.

     In comparison with 2002, income tax expense increased $401,538 as a result of an increase in taxable income. Net income was $3.18 per share in 2003 as compared to $1.96 per share in 2002. In line with the Company's increased income, dividends increased from $1.75 per share in 2002 to $2.85 per share in 2003. Future dividends will be largely dependent on the amount of oil and gas related income received.

                               Avoca, Incorporated

                       Condensed Balance Sheet (Unaudited)

                                  June 30, 2004



Assets

Current assets:
  Cash and cash equivalents                                          $ 1,518,567
  Short-term investments                                               1,205,902
  Accounts receivable                                                    443,000
  Accrued interest receivable                                             23,851
  Prepaid expenses                                                        54,499
                                                                     -----------
Total current assets                                                   3,245,819

Property and equipment, less accumulated depreciation
  and depletion                                                           72,522

Other assets:
  Long-term investments                                                1,630,461
  Avoca Drainage Bonds, $415,000, in default --
    at nominal amount                                                          1
                                                                     -----------
                                                                     $ 4,948,803
                                                                     ===========

Liabilities and shareholders' equity
Current liabilities:
  Accounts payable and accrued expenses                              $    22,012
  Income taxes payable                                                    30,669
                                                                     -----------
Total current liabilities                                                 52,681

Deferred income taxes                                                     14,076

Shareholders' equity:
  Common stock, no par value -- authorized, issued and
    outstanding 830,500 shares                                            94,483
  Retained earnings                                                    4,787,563
Total shareholders' equity                                           -----------
                                                                       4,882,046
                                                                     -----------
                                                                     $ 4,948,803
                                                                     ===========

See accompanying notes

                               Avoca, Incorporated

                   Condensed Statements of Income (Unaudited)


                                                      Three months ended           Six months ended
                                                            June 30                     June 30
                                                       2004          2003          2004          2003
                                                    ----------    ----------    ----------    ----------
Revenue:
 Royalties                                          $1,269,568    $  962,858    $2,555,046    $1,926,206
 Less severance taxes                                   49,027        17,410        96,814        38,349
                                                    ----------    ----------    ----------    ----------
                                                     1,220,541       945,448     2,458,232     1,887,857

 Lease bonuses                                               -        40,617             -        40,617
 Interest income                                        17,008        17,228        31,928        32,681
 Rental and miscellaneous income                        44,672        16,614        44,672        16,616
                                                    ----------    ----------    ----------    ----------
                                                     1,282,221     1,019,907     2,534,832     1,977,771

Expenses:
 Legal and accounting services                          28,243        63,714        53,052       100,078
 Consultant fees                                         9,500        13,050        48,550        43,300
 Geological and engineering fees                           128         4,565         4,694        11,685
 Insurance                                              12,828        12,697        25,813        24,231
 Miscellaneous expenses                                 21,172        31,439        71,532        72,278
                                                    ----------    ----------    ----------    ----------
                                                        71,871       125,465       203,641       251,572
                                                    ----------    ----------    ----------    ----------

Income before income taxes                           1,210,350       894,442     2,331,191     1,726,199

Income taxes                                           376,345       275,759       726,678       531,860
                                                    ----------    ----------    ----------    ----------

Net income                                          $  834,005    $  618,683    $1,604,513    $1,194,339
                                                    ==========    ==========    ==========    ==========



Earnings per share                                  $     1.00    $     0.75    $     1.93    $     1.44
   (basic and diluted)                              ==========    ==========    ==========    ==========




See accompanying notes

                                                   Avoca, Incorporated

                                     Condensed Statements of Cash Flows (Unaudited)



                                                                                                            Six months ending
                                                                                                                 June 30
                                                                                                        2004                 2003
                                                                                                    --------------------------------
Operating activities
Net income                                                                                          $ 1,604,513         $ 1,194,339
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
     Depreciation expense                                                                                 4,057               4,570
     Deferred taxes                                                                                        (865)               (865)
     Decrease in investments due to amortization of premium                                              21,553
     Changes in operating assets and liabilities:
         Operating assets                                                                              (163,790)           (104,717)
         Operating liabilities                                                                           42,611                 681
                                                                                                    -----------         -----------
Net cash provided by operating activities                                                             1,508,079           1,094,008

Investing activities
     Purchase of investments                                                                           (823,493)         (2,608,652)
     Maturity of investments                                                                          2,311,716           1,855,084
                                                                                                    -----------         -----------
Net cash provided by (used in) investing activities                                                   1,488,223            (753,568)

Financing activities
Dividends paid                                                                                       (2,366,925)         (1,453,375)
                                                                                                    -----------         -----------
Net cash used in financing activities                                                                (2,366,925)         (1,453,375)

Increase (decrease) in cash and cash equivalents                                                        629,377          (1,112,935)

Cash and cash equivalents at beginning of period                                                        889,190           1,182,312
                                                                                                    -----------         -----------

Cash and cash equivalents at end of period                                                          $ 1,518,567         $    69,377
                                                                                                   ============         ===========



See accompanying notes

                               Avoca, Incorporated

               Notes to Condensed Financial Statements (Unaudited)

                         Six months ended June 30, 2004



1.  Basis of Accounting

         The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal and recurring adjustments and accruals considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. For further information, refer to the financial statements and footnotes thereto included in the Company's annual shareholders' report incorporated by reference in the Form 10-KSB for the year ended December 31, 2003.

         The Company considers its United States Government securities held with a maturity of three months or less when purchased to be cash equivalents.

            Management's Discussion and Analysis or Plan of Operation
            ---------------------------------------------------------
                                 as Reported in
                                 --------------
                     AVOCA's June 30, 2004 Quarterly Report
                     --------------------------------------
                               on SEC Form 10-QSB
                               ------------------

         Avoca Incorporated is a passive company which owns and manages approximately 16,000 acres comprising virtually all of Avoca Island southeast of Morgan City, Louisiana under which hydrocarbons are located. The hydrocarbons are developed in accordance with the custom in the oil and gas industry in Louisiana, in which development is conducted by the mineral lessee including the assumption of the risks and uncertainties usually associated with the production and marketing of hydrocarbons.

         The unaudited condensed statements of income show that net income for the second quarter of 2004 as compared with the second quarter of 2003 increased from $618,683 to $834,005, or approximately 35%, because of a significant increase in royalty income aided by a substantial decrease in expenses which more than offset decreases in other income items.

         Revenues from royalties net of severance taxes increased from $945,448 to $1,220,541 or approximately 29% as a result of an overall 65% increase in natural gas production, primarily due to the full quarter of production in 2004 from the Meridian Resource & Exploration L.L.C.'s C.M. Thibodaux No. 1 well, which was off production the comparable period of 2003. The overall increase in natural gas production more than offset a 26% decrease in the average sales price of natural gas. Also contributing to the increased net royalty income was a 7% increase in condensate production coupled with a 22% increase in its average price. For the second quarter of 2004, net royalties from natural gas accounted for approximately 81% of the total net royalty revenue and condensate accounted for 10% as compared to 89% and 11% respectively for the second quarter of 2003. Revenue from plant product (natural gas liquids), which was nonexistent for the second quarter of 2003, contributed 10% of net royalty income for the second quarter of 2004. All producing wells are located in the Ramos Field, across Bayou Chene just north of the eastern end of Avoca Island. The following table provides production information on the principal producing wells for the second quarters of 2004 and 2003.

                                                                                              Increase
                                                                    Royalty Income           (Decrease)
                                         Net Revenue            Net of Severance Taxes     in Natural Gas
       Operator/Well                       Interest               2004            2003       Production
       ------------------------------------------------------------------------------------------------------
       The Meridian Resources & Exploration Company:
           No. 47-1            (1)(2)        12.93%            $ 567,432      $ 467,817           54 %
           C.M. Thibodaux No. 1   (3)         2.71%            $ 293,082      $      --          100 %
           C.M. Thibodaux No. 3               2.71%            $ 265,748      $ 273,331            6 %
           State Lease No. 16049              2.71%            $  85,666      $ 183,826        (  56 %)
       Delta Operating Corporation:
           Avoca No. 1                       19.46%            $   8,245      $  20,447        (  37 %)

       (1) off production due to mechanical difficulties from April 11 to May 18, 2003
       (2) the net revenue interest increased from 12.41% to 12.93% as a result of the Company signing a revenue sharing agreement with the State of Louisiana in 2003.
       (3) off production from December 2002 - July 19, 2003

         There were no new leases granted in the second quarter of 2004 compared to one lease granted the second quarter of 2003 that generated $40,617 in lease bonus income. The 2003 lease, with McRae Exploration & Production, Inc., covers
135.39 acres which was Avoca's participation in the Burlington Resources Oil & Gas Company's Conrad Industries No. 1 well unit located in the Wyandotte Field opposite the northern part of Avoca Island. The Burlington well had produced for four months in 2000 before it was plugged and abandoned. McRae re-drilled the well (renamed Marine Shale #1 because of a different bottom hole location) and its objective Discorbis 4 Sand at 17,275 feet tested wet on July 16. The operator pulled up the hole to the second objective Cristellaria A Sand and perforated between 17,012 and 17,029 feet. The well was tested and it had no flow of gas. The operator has advised us that based on the unsuccessful tests they plan to plug and abandon the well.

         Interest income on investments remained virtually unchanged from the like period of 2003.

         Rental and miscellaneous income increased $28,058 primarily as a result of the execution of a new mooring lease in the second quarter of 2004.

         As compared with the second quarter of 2003, total expenses decreased $53,594 or approximately 43%. Attorney's fees and expenses (included in legal and accounting services) decreased $39,168 due to a reduced level of activity in the pending litigation against the Company. Miscellaneous expenses decreased $10,267 primarily due to reduced surface management expenses and geological and engineering fees decreased $4,437 due to a reduced need for these services.

         The change in income tax expense for the three months ended June 30, 2004 resulted from an increase in taxable income for the second quarter of 2004 as compared to the second quarter of 2003.

         Total revenue for the six months ended June 30, 2004 increased $557,061 or approximately 28%, due to a significant increase in royalty income.

         For the six-month period, royalties net of severance taxes increased to $2,458,232 or approximately 30% higher than the corresponding period of 2003 due primarily to a full six months of production in 2004 from the C.M. Thibodaux No 1 well (which was off production during the comparable period of 2003), which more than offset the 10% decrease in the average sales price of natural gas. For the six-month period, net royalties from natural gas accounted for approximately 82% of the total net royalty revenue and condensate accounted for 9% as compared to 88% and 12% respectively for the comparable period of 2003. Revenue from plant product (natural gas liquids), which was nonexistent for the six-month period of 2003, contributed 9% of net royalty income for the first six months of 2004. The following table summarizes production information on the principal producing wells for the first six months of 2004 compared to 2003.

                                                                                              Increase
                                                                    Royalty Income           (Decrease)
                                          Net Revenue          Net of Severance Taxes      in Natural Gas
       Operator/Well                        Interest            2004           2003          Production
       ------------------------------------------------------------------------------------------------------
       The Meridian Resources & Exploration Company:
           No. 47-1           (1) (2)        12.93%         $ 1,156,949   $ 1,013,410           15%
           C.M. Thibodaux No. 1   (3)         2.71%         $   580,904   $     3,214          180%
           C.M. Thibodaux No. 3               2.71%         $   517,515   $    479,082        (  4%)
           State Lease No. 16049              2.71%         $   186,238   $    357,234        ( 54%)
       Delta Operating Corporation:
           Avoca No. 1                       19.46%         $    16,145   $     31,192        ( 37%)
       (1) off production due to mechanical difficulties from April 11 to May 18, 2003
       (2) the net revenue interest increased from 12.41% to 12.93% as a result of the Company signing a revenue sharing agreement with the State of Louisiana in 2003.
       (3) off production from December 2002 - July 19, 2003


         As previously discussed, there were no new leases granted in first six months of 2004 compared to one lease granted to McRae Exploration in 2003 that generated $40,617 in lease bonus income.

         Interest income from investments for the first six months of 2004 decreased slightly compared to the same period of 2003 due to lower interest rates.

         As compared with the first six months of 2003, total expenses decreased $47,931 or approximately 19%. A reduction in the level of litigation activity (included in legal and accounting services) and a reduced need for geological services resulted in decreases in expenses of $52,758 and $6,991 respectively.

         The Company's continued liquidity is evidenced by the fact that approximately 69% of its assets, as measured by book value, are cash, cash equivalents and U.S. Government agency securities and represents the equivalent of multiple years of anticipated operating expenses.

         In addition to interest income and the leasing of hunting rights, the Company customarily derives essentially all of its other income from bonuses, delay rentals and royalties under oil, gas and mineral leases of its Avoca Island acreage. The Company's business is passive and all capital requirements for exploration, development and production of the Company's mineral resources are funded by its lessees.